                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                              ATL ULTRASOUND, INC.

                                       AT

                              $50.50 NET PER SHARE

                                       BY

                           PHILIPS ACQUISITION, INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                 PHILIPS ELECTRONICS NORTH AMERICA CORPORATION
                   AND AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                          (ROYAL PHILIPS ELECTRONICS)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, AUGUST 31, 1998, UNLESS THE OFFER IS EXTENDED.

    THE OFFER (AS DEFINED BELOW) IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE (THE "COMMON STOCK") (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK (THE "RIGHTS" AND, COLLECTIVELY WITH THE COMMON STOCK, THE "SHARES") OF ATL ULTRASOUND, INC. (THE "COMPANY") REPRESENTING A MAJORITY OF THE TOTAL VOTING POWER OF ALL SHARES OF CAPITAL STOCK OF THE COMPANY OUTSTANDING ON A FULLY DILUTED BASIS AND AS WILL PERMIT MERGER SUB (AS DEFINED BELOW) TO EFFECT THE MERGER (AS DEFINED BELOW) WITHOUT THE VOTE OF ANY PERSON OTHER THAN MERGER SUB AND (2) ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE REGULATIONS THEREUNDER AND UNDER THE ANTITRUST OR COMPETITION LAWS OF AUSTRIA AND GERMANY WITH RESPECT TO THE OFFER AND/OR THE MERGER HAVING EXPIRED OR BEEN TERMINATED. CERTAIN OTHER CONDITIONS TO CONSUMMATION OF THE OFFER ARE DESCRIBED IN SECTION 13.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT (AS DEFINED BELOW), APPROVED THE OFFER AND THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES AND RECOMMENDS THAT HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.
                           --------------------------

                                   IMPORTANT

    Any shareholder desiring to tender all or any portion of such shareholder's Shares should (1) complete and sign the Letter of Transmittal or a facsimile thereof in accordance with the instructions in the Letter of Transmittal, including any required signature guarantees, and mail or deliver the Letter of Transmittal or such facsimile with such shareholder's certificate(s) for the tendered Shares and any other required documents to the Depositary (as defined below), (2) follow the procedure for book-entry transfer of Shares set forth in
Section 3 or (3) request such shareholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such shareholder. Shareholders having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Shares so registered. Unless the context requires otherwise, all references to Shares herein shall include the associated Rights.

    The Rights are presently evidenced by the certificates for the Common Stock and a tender by a shareholder of such shareholder's shares of Common Stock will also constitute a tender of the associated Rights. A shareholder who desires to tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3.

    Questions and requests for assistance may be directed to the Information Agent (as defined below) or to the Dealer Manager (as defined below) at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.
                           --------------------------

                      THE DEALER MANAGER FOR THE OFFER IS:

                              MERRILL LYNCH & CO.
                                ---------------
August 4, 1998

                               TABLE OF CONTENTS

SECTION                                                                                                        PAGE
-------------                                                                                               -----------
Introduction..............................................................................................           1
The Tender Offer
           1.  Terms of the Offer.........................................................................           2
           2.  Acceptance for Payment and Payment for Shares..............................................           4
           3.  Procedure for Tendering Shares.............................................................           5
           4.  Rights of Withdrawal.......................................................................           8
           5.  Certain United States Federal Income Tax Consequences of the Offer.........................           9
           6.  Price Range of Shares; Dividends...........................................................          10
           7.  Effect of the Offer on the Market for the Shares; Stock Quotation,
               Margin Regulations and Exchange Act Registration...........................................          10
           8.  Certain Information Concerning the Company.................................................          11
           9.  Certain Information Concerning Merger Sub, Parent and Royal Philips........................          13
          10.  Background of the Offer; Contacts with the Company; Employment Agreements..................          16
          11.  Purpose of the Offer; Plans for the Company; the Merger....................................          20
          12.  Source and Amount of Funds.................................................................          29
          13.  Certain Conditions of the Offer............................................................          30
          14.  Dividends and Distributions................................................................          31
          15.  Certain Legal Matters......................................................................          32
          16.  Fees and Expenses..........................................................................          34
          17.  Miscellaneous..............................................................................          35
   Schedule A  Information Concerning the Directors and Executive Officers of Royal Philips, Holding,
               Parent and Merger Sub......................................................................         A-1

TO THE HOLDERS OF SHARES OF
ATL ULTRASOUND, INC.:

INTRODUCTION

    Philips Acquisition, Inc., a Washington corporation ("Merger Sub"), a wholly owned subsidiary of Philips Electronics North America Corporation, a Delaware corporation ("Parent"), and an indirect wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of The Netherlands ("Royal Philips"), hereby offers to purchase all of the outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), of ATL Ultrasound, Inc., a Washington corporation (the "Company"), including the associated rights to purchase Series A Participating Cumulative Preferred Stock (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Amended and Restated Rights Agreement, dated as of June 26, 1992 (the "Rights Agreement"), between the Company and First Chicago Trust Company at $50.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "Offer"). Tendering shareholders will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Merger Sub pursuant to the Offer. Merger Sub will pay all charges and expenses of Citibank, N.A. (the "Depositary") and D.F. King & Co., Inc. (the "Information Agent"). Unless the context requires otherwise, all references to Shares herein shall include the associated Rights, and all references to the Rights shall include all benefits that may inure to the holders of the Rights pursuant to the Rights Agreement.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES REPRESENTING A MAJORITY OF THE TOTAL VOTING POWER OF ALL SHARES OF CAPITAL STOCK OF THE COMPANY OUTSTANDING ON A FULLY DILUTED BASIS AND AS WILL PERMIT MERGER SUB TO EFFECT THE MERGER (AS DEFINED BELOW) WITHOUT THE VOTE OF ANY PERSON OTHER THAN MERGER SUB AND (2) ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT"), AND THE REGULATIONS THEREUNDER AND UNDER THE ANTITRUST OR COMPETITION LAWS OF AUSTRIA AND GERMANY WITH RESPECT TO THE OFFER AND/OR THE MERGER HAVING EXPIRED OR BEEN TERMINATED. CERTAIN OTHER CONDITIONS TO CONSUMMATION OF THE OFFER ARE DESCRIBED IN SECTION 13.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT, APPROVED THE OFFER AND THE MERGER, DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES AND RECOMMENDS THAT HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 29, 1998, by and among the Company, Parent and Merger Sub, pursuant to which, after completion of the Offer (subject to Section 2.1(b) of the Merger Agreement, pursuant to which at Parent's election the Company will be merged with and into Merger Sub), Merger Sub will be merged with and into the Company (either such merger, the "Merger") and each issued and outstanding Share (other than Shares owned by Parent, Merger Sub or any other subsidiary of Parent (collectively, the "Parent Companies") or Shares which are held by shareholders ("Dissenting Shareholders") exercising dissenters' rights pursuant to Section 23B.13.020 of the Washington Business Corporation Act (the "WBCA")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive an amount in cash, without interest, equal to the price paid for each Share pursuant to the Offer (the "Merger Consideration"). The Merger Agreement is more fully described in Section 11.

    THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ IN THEIR ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

1. TERMS OF THE OFFER.

    Upon the terms and subject to the conditions set forth in the Offer (including the terms and conditions set forth in Section 13 (the "Offer Conditions") and if the Offer is extended or amended, the terms and conditions of such extension or amendment), Merger Sub will accept for payment, and pay for, all Shares validly tendered on or prior to the Expiration Date and not withdrawn as permitted by Section 4. The term "Expiration Date" means 12:00 Midnight, New York City time, on Monday, August 31, 1998, unless and until Merger Sub shall, subject to the terms of the Merger Agreement, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by Merger Sub, shall expire.

    The Offer is conditioned on, among other things, the Minimum Condition (as defined in Section 13) being satisfied. See Section 13. ACCORDING TO THE COMPANY, AS OF JULY 31, 1998, THERE WERE 14,789,665 SHARES ISSUED AND OUTSTANDING AND 2,256,284 SHARES RESERVED FOR ISSUANCE UNDER THEN-CURRENT OUTSTANDING STOCK OPTIONS PURSUANT TO THE COMPANY'S STOCK OPTION AND INCENTIVE PLANS. Based on the foregoing, Merger Sub believes that if all of the Shares reserved for issuance as set forth above are considered to be outstanding on a fully diluted basis on the Expiration Date, the Minimum Condition would be satisfied if at least 8,522,975 Shares are validly tendered and not withdrawn prior to the Expiration Date.

    Rights are presently evidenced by the certificates for the Common Stock and the tender by a shareholder of such shareholder's shares of Common Stock will also constitute a tender of the associated Rights. Pursuant to the Offer, no separate payment will be made by Merger Sub for the Rights. Pursuant to the Merger Agreement, the Board of Directors of the Company, at its meeting on July 28, 1998, approved an amendment of the Rights Agreement (the "Rights Amendment") to provide that the execution of the Merger Agreement or the commencement of the Offer or the consummation of the Merger or the other transactions contemplated thereby will not cause (i) either Parent, Merger Sub or any of their respective "affiliates" or "associates" (each as defined in the Rights Agreement) to be deemed an Acquiring Person (as defined in the Rights Agreement), (ii) a Distribution Date (as defined in the Rights Agreement) to occur or (iii) the Rights to separate from the Shares. Pursuant to the Merger Agreement, the Company has agreed to take all necessary action with respect to all of the outstanding Rights, so that the Company, as of the time immediately prior to the purchase of any Shares by any of the Parent Companies pursuant to the Offer, will have no obligations under the Rights or the Rights Agreement and the holders will have no rights under the Rights or the Rights Agreement, in each case, other than the right to receive the redemption payment of $0.01 per Right in cash as provided in the Rights Agreement.

    Subject to the terms of the Merger Agreement (see Section 11) and applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), Merger Sub expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the right of a tendering shareholder to withdraw such shareholder's Shares. See Section 4. Subject to the terms of the Merger Agreement and the applicable rules and regulations of the SEC, Merger Sub also expressly reserves the right, in its sole discretion, at any time or from time to time, (i) to delay acceptance for payment of or (regardless of whether such Shares were theretofore accepted for payment) payment for, any tendered Shares, or to terminate or amend the Offer as to any Shares not then paid for, on the occurrence of any of the conditions specified in Section 13 and (ii) to waive any condition (other than the Minimum Condition) and to set forth or change any other term and condition of the Offer, by giving oral or written notice of such delay, termination or amendment to the Depositary and by making a public announcement thereof; PROVIDED that, Merger Sub will not, without the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company) (i) waive the Minimum Condition, (ii) decrease the price per Share or change the form of consideration payable in the Offer, (iii) decrease the number of Shares sought in the Offer, (iv) impose additional conditions to the Offer, (v) change any Offer Condition or amend any other term of the Offer if any such change or amendment would be in any manner adverse to the holders of Shares or (vi) except as provided below, extend the Offer if all of the Offer Conditions have been satisfied. Merger Sub reserves the right, in its sole discretion, to extend the Offer after all of the Offer

Conditions have been satisfied or waived if it reasonably determines such extension is appropriate in order to enable it to purchase at least 90% of the outstanding Shares in the Offer (in which case Merger Sub may extend the expiration date on one occasion for up to ten business days beyond the time it would otherwise be required to accept validly tendered Shares for payment). If Merger Sub accepts any Shares for payment pursuant to the terms of the Offer, it will accept for payment all Shares validly tendered prior to the Expiration Date and not withdrawn, and, subject to the terms and conditions of the Offer, including but not limited to the Offer Conditions, it will accept for payment and promptly pay for all Shares so accepted for payment. Merger Sub confirms that its reservation of the right to delay payment for Shares which it has accepted for payment is limited by Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer.

    Pursuant to the Merger Agreement, (i) in the event of the failure of one or more of the Offer Conditions set forth in Section 13 to be satisfied or waived on any date the Offer would otherwise expire, Merger Sub shall from time to time extend the Offer until such time as such condition is or conditions are satisfied or waived, PROVIDED that, except as set forth below, Merger Sub shall not be required to extend the Offer beyond October 30, 1998, and (ii) in the event, after October 30, 1998, of the failure of the Regulatory Condition (as defined in Section 13) to be satisfied or waived on the date the Offer would otherwise expire (and the satisfaction or waiver on such date of the other Offer Conditions other than the Minimum Condition), Merger Sub shall give the Company notice thereof and, at the request of the Company, from time to time extend the Offer until the earlier of (1) five business days after such time as the Regulatory Condition is satisfied or waived and (2) the date chosen by the Company which shall not be later than the earlier of (x) December 31, 1998 or
(y) five business days after the earliest date on which the Company reasonably believes the Regulatory Condition will be satisfied, PROVIDED that if such condition is not satisfied by any date chosen by the Company as described in this clause (y), the Company may request further extensions of the Offer in accordance with the terms of the Merger Agreement.

    Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that any material change in the information published, sent or given to shareholders in connection with the Offer be promptly disseminated to shareholders in a manner reasonably designed to inform shareholders of such change) and without limiting the manner in which the Merger Sub may choose to make any public announcement, Merger Sub shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or other announcement.

    Merger Sub confirms that if it makes a material change in the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, Merger Sub will extend the Offer to the extent required by Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act.

    If, prior to the Expiration Date, Merger Sub, if previously approved by the Company in writing, shall decrease the percentage of Shares being sought or the consideration offered to holders of Shares, such decrease shall be applicable to all holders whose Shares are accepted for payment pursuant to the Offer and, if at the time notice of any increase or decrease is first published, sent or given to holders of Shares, the Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the Offer will be extended until the expiration of such ten business day period. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York City time.

    The Company has provided Merger Sub with the Company's shareholder lists and security position listings for the purpose of disseminating the Offer to holders of the Shares. This Offer to Purchase, the related Letter of Transmittal and other relevant materials will be mailed by Merger Sub to record holders of Shares and will be furnished by Merger Sub to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES.

    Upon the terms and subject to the conditions of the Offer (including the Offer Conditions and, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Merger Sub will accept for payment, and will pay for, Shares validly tendered and not withdrawn as soon as practicable after the later of (i) the expiration or termination of all applicable waiting periods under the HSR Act and under any applicable waiting periods under the antitrust or competition laws and regulations of Austria and Germany (the "Foreign Filings"), in each case with respect to the Offer and/or the Merger and (ii) the Expiration Date, if at the time of the later of the occurrence of (i) or (ii) above, the Minimum Condition has been satisfied or waived; PROVIDED, HOWEVER, that Merger Sub shall not waive the Minimum Condition without the prior written consent of the Company. In addition, subject to applicable rules of the SEC, Merger Sub expressly reserves the right to delay acceptance for payment of or payment for Shares in order to comply, in whole or in part, with any applicable law. Notwithstanding the foregoing, Merger Sub reserves the right, in its sole discretion, to extend the Offer notwithstanding the prior satisfaction of the Offer Conditions if it reasonably determines such extension is appropriate in order to enable it to purchase at least 90% of the outstanding Shares in the Offer (in which case Merger Sub may extend the expiration date on one occasion for up to ten business days beyond the time it would otherwise be required to accept validly tendered Shares for payment). See Sections 13 and 15. Royal Philips filed a Notification and Report Form under the HSR Act on August 3, 1998 and, accordingly, unless earlier terminated or extended by a request for additional information, the waiting period under the HSR Act is scheduled to expire at 11:59 p.m., New York City time, on August 18, 1998. See Section 15. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility")), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message (as defined below)) and any other documents required by the Letter of Transmittal.

    For purposes of the Offer, Merger Sub will be deemed to have accepted for payment Shares validly tendered and not withdrawn as, if and when Merger Sub gives oral or written notice to the Depositary of its acceptance for payment of such Shares pursuant to the Offer. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for the tendering shareholders for the purpose of receiving payments from Merger Sub and transmitting such payments to the tendering shareholders. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Shares than are tendered, certificates for such unpurchased Shares will be returned, without expense to the tendering shareholder (or, in the case of Shares tendered by book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3, such Shares will be credited to an account maintained with the Book-Entry Transfer Facility), as soon as practicable following expiration or termination of the Offer.

    Merger Sub reserves the right to transfer or assign in whole or in part from time to time to one or more direct or indirect subsidiaries of Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Merger Sub of its obligations under the Offer and will in no way prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

3. PROCEDURE FOR TENDERING SHARES.

    VALID TENDER. To tender Shares pursuant to the Offer, (a) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, certificates for Shares to be tendered, and any other documents required by the Letter of Transmittal, must be received by the Depositary prior to the Expiration Date at one of its addresses set forth on the back cover of this Offer to Purchase, (b) such Shares must be delivered pursuant to the procedures for book-entry transfer described below (and a Book-Entry Confirmation of such delivery received by the Depositary, including an Agent's Message if the tendering shareholder has not delivered a Letter of Transmittal), prior to the Expiration Date, or (c) the tendering shareholder must comply with the guaranteed delivery procedures set forth below. The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Merger Sub may enforce such agreement against the participant.

    Pursuant to the Rights Agreement, until the close of business on the Distribution Date, the Rights will be transferred with and only with the certificates for Common Stock and the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Pursuant to the Rights Amendment, no Distribution Date will occur by reason of the commencement of the Offer or the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

    If separate certificates representing the Rights are issued to holders of Common Stock prior to the time a holder's Shares are tendered pursuant to the Offer, certificates representing a number of Rights equal to the number of shares of Common Stock tendered must be delivered to the Depositary, or, if available, a Book-Entry Confirmation received by the Depositary with respect thereto, in order for such shares of Common Stock to be validly tendered. If the Distribution Date occurs and separate certificates representing the Rights are not distributed prior to the time shares of Common Stock are tendered pursuant to the Offer, Rights may be tendered prior to a shareholder receiving the certificates for Rights by use of the guaranteed delivery procedure described below. A tender of shares of Common Stock constitutes an agreement by the tendering shareholder to deliver certificates representing all Rights formerly associated with the number of shares of Common Stock tendered pursuant to the Offer to the Depositary prior to expiration of the period permitted by such guaranteed delivery procedures for delivery of certificates for, or a Book-Entry Confirmation with respect to, Rights (the "Rights Delivery Period"). However, after expiration of the Rights Delivery Period, Merger Sub may elect to reject as invalid a tender of shares of Common Stock with respect to which certificates for, or a Book-Entry Confirmation with respect to, the number of Rights required to be tendered with such Common Stock have not been received by the Depositary. Nevertheless, Merger Sub will be entitled to accept for payment shares of Common Stock tendered by a shareholder prior to receipt of the certificates for the Rights required to be tendered with such shares of Common Stock, or a Book-Entry Confirmation with respect to such Rights, and either (a) subject to complying with applicable rules and regulations of the SEC, withhold payment for such shares of Common Stock pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights or (b) make payment for shares of Common Stock accepted for payment pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights in reliance upon the agreement of a tendering shareholder to deliver Rights and such guaranteed delivery procedures. Any determination by Merger Sub to make payment for shares of Common Stock in reliance upon such agreement and such guaranteed delivery procedures or, after expiration of the Rights Delivery Period, to reject a tender as invalid will be made in the sole and absolute discretion of Merger Sub.

    BOOK-ENTRY DELIVERY. The Depositary will establish an account with respect to the Shares at the Book-Entry Transfer Facility for purposes of the Offer within two business days after the date of this Offer to

Purchase. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry transfer of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with the Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer, either the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase by the Expiration Date, or the tendering shareholder must comply with the guaranteed delivery procedures described below. If the Distribution Date occurs, the Depositary will also make a request to establish an account with respect to the Rights at the Book-Entry Transfer Facility, but no assurance can be given that book-entry transfer of Rights will be available. If book-entry transfer of Rights is available, the foregoing book-entry transfer procedures will also apply to Rights. If book-entry transfer of Rights is not available and the Distribution Date occurs, a tendering shareholder will be required to tender Rights by means of physical delivery of certificates for Rights to the Depositary (in which event references in this Offer to Purchase to Book-Entry Confirmations with respect to Rights will be inapplicable). The confirmation of a book-entry transfer of Shares or Rights into the Depositary's account at the Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

    THE METHOD OF DELIVERY OF SHARES, RIGHTS, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE SHAREHOLDER USE PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    SIGNATURE GUARANTEES. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"). Signatures on a Letter of Transmittal need not be guaranteed (a) if the Letter of Transmittal is signed by the registered holders (which term, for purposes of this section, includes any participant in the Book-Entry Transfer Facility's system whose name appears on a security position listing as the owner of the Shares or Rights) of Shares and Rights tendered therewith and such registered holder has not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (b) if such Shares and Rights are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal. If the certificates for Shares or Rights are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made or certificates for Shares or Rights not tendered or not accepted for payment are to be returned to a person other than the registered holder of the certificates surrendered, then the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above. See Instructions 1 and 5 of the Letter of Transmittal.

    GUARANTEED DELIVERY. A shareholder who desires to tender Shares (or Rights, if applicable) pursuant to the Offer and whose certificates for Shares (or Rights, if applicable) are not immediately available (including because certificates for Rights have not yet been distributed by the Rights Agent), or who cannot comply with the procedure for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender such Shares (and/or Rights, if applicable) by following all of the procedures set forth below:

        (i) such tender is made by or through an Eligible Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Merger Sub, is received by the Depositary, as provided below, prior to the Expiration Date; and

       (iii) the certificates for all tendered Shares and/or Rights, in proper form for transfer (or a Book-Entry Confirmation with respect to all such Shares and/or Rights), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any other required documents, are received by the Depositary within (a) in the case of Shares, three trading days after the date of execution of such Notice of Guaranteed Delivery or
    (b) in the case of Rights, a period ending on the later of (1) three trading days after the date of execution of such Notice of Guaranteed Delivery or
    (2) three trading days after the date certificates for Rights are distributed to shareholders by the Rights Agent. A "trading day" is any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for business.

    The Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

    OTHER REQUIREMENTS. Notwithstanding any provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation with respect to) such Shares and, if the Distribution Date occurs, certificates for (or a timely Book-Entry Confirmation, if available, with respect to) the associated Rights (unless Merger Sub elects to make payment for such Shares pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights as described above), (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares (or Rights) or Book-Entry Confirmations with respect to Shares (or Rights, if available) are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE SHARES BE PAID BY MERGER SUB, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    TENDER CONSTITUTES AN AGREEMENT. The valid tender of Shares and, if applicable, Rights pursuant to one of the procedures described above will constitute a binding agreement between the tendering shareholder and Merger Sub upon the terms and subject to the conditions of the Offer.

    APPOINTMENT. By executing a Letter of Transmittal as set forth above (including through delivery of an Agent's Message), the tendering shareholder irrevocably appoints designees of Merger Sub as such shareholder's attorneys-in-fact and proxies, each with full power of substitution, to the full extent of such shareholder's rights with respect to the Shares tendered by such shareholder and accepted for payment by Merger Sub and with respect to any and all other Shares or other securities issued or issuable in respect of such Shares on or after July 29, 1998. All such proxies will be considered coupled with an interest in the tendered Shares and Rights. Such appointment is effective when, and only to the extent that, Merger Sub deposits the payment for such Shares with the Depositary. Upon the effectiveness of such appointment, all prior powers of attorney, proxies and consents given by such shareholder will be revoked, and no subsequent powers of attorney, proxies and consents may be given (and, if given, will not be deemed effective). Merger Sub's designees will, with respect to the Shares for which the appointment is effective, be empowered to exercise all voting and other rights of such shareholder as they, in their sole discretion, may deem proper at any annual, special or adjourned meeting of the shareholders of the Company, by written consent in lieu of any such meeting or otherwise. Merger Sub reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Merger Sub's payment for such Shares, Merger Sub must be able to exercise full voting rights with respect to such Shares.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares or Rights will be determined by Merger Sub in its sole discretion, which determination will be final and binding. Merger Sub reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Merger Sub's counsel, be unlawful. Merger Sub also reserves the absolute right to waive any defect or irregularity in the tender of any Shares or Rights of any particular shareholder whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Shares or Rights will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of Merger Sub, the Depositary, the Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Merger Sub's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and instructions thereto) will be final and binding.

    BACKUP WITHHOLDING. In order to avoid "backup withholding" of federal income tax on payments of cash pursuant to the Offer, a shareholder surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such shareholder is not subject to backup withholding. If a shareholder does not provide such shareholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a penalty on such shareholder and payment of cash to such shareholder pursuant to the Offer may be subject to backup withholding of 31%. All shareholders surrendering Shares pursuant to the Offer should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Merger Sub and the Depositary). Certain shareholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Non-corporate foreign shareholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See Instruction 9 to the Letter of Transmittal.

4. RIGHTS OF WITHDRAWAL.

    Tenders of Shares made pursuant to the Offer are irrevocable except that Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by Merger Sub pursuant to the Offer, may also be withdrawn at any time after October 2, 1998.

    For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the names in which the certificate(s) evidencing the Shares to be withdrawn are registered, if different from that of the person who tendered such Shares. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Shares have been tendered for the account of any Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer as set forth in Section 3, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with the Book-Entry Transfer Facility's procedures. If certificates for Shares to be withdrawn have been delivered or otherwise identified to the Depositary, the name of the registered holder and the serial numbers of the particular certificates evidencing the Shares to be withdrawn must also be furnished to the Depositary as aforesaid prior to the physical release of such certificates. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Merger Sub, in its sole discretion, which determination shall be final and binding. None of Merger Sub, Parent, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of tender for Shares may not be rescinded, and any Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following one of the procedures described in Section 3 at any time prior to the Expiration Date.

    If Merger Sub extends the Offer, is delayed in its acceptance for payment of Shares, or is unable to accept for payment Shares pursuant to the Offer, for any reason, then, without prejudice to Merger Sub's rights under this Offer, the Depositary may, nevertheless, on behalf of Merger Sub, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as set forth in this Section 4.

5. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER.

    Sales of Shares pursuant to the Offer and the exchange of Shares for cash pursuant to the Merger will be taxable transactions for federal income tax purposes and may also be taxable transactions under applicable state, local, foreign and other tax laws. The tax consequences of the receipt of cash in exchange for Shares pursuant to the Offer or the Merger may vary depending on, among other things, the particular circumstances of a shareholder. For federal income tax purposes, a shareholder whose Shares are purchased pursuant to the Offer or who receives cash as a result of the Merger generally will recognize gain or loss equal to the difference between the adjusted basis of the Shares sold or exchanged and the amount of cash received therefor. Such gain or loss will be capital gain or loss if the Shares are held as capital assets by the shareholder and will be long-term capital gain or loss if the shareholder's holding period in such Shares for federal income tax purposes is more than one year at the time of the sale or exchange. Long-term capital gain recognized by a non-corporate shareholder is generally subject to tax at a maximum rate of 20%. In addition, a shareholder's ability to use capital losses to offset ordinary income is limited.

    To the extent that the Company or any of its subsidiaries owns or leases real property in the State of Washington, certain transfer taxes may apply to the sale or exchange of Shares by a shareholder pursuant to the Offer and the Merger. Although Merger Sub will pay any such taxes on behalf of the shareholders, such payment may be treated as additional consideration paid for the Shares. In such case, the amount of such additional consideration would be offset by treatment of the tax as an additional selling expense incurred by the shareholder. Accordingly, the payment of such taxes by Merger Sub should have no effect on the amount of gain or loss recognized by a shareholder.

    A shareholder that tenders Shares pursuant to the Offer or Merger may be subject to backup withholding at a rate of 31% unless such shareholder provides a TIN and certifies under penalties of perjury that such TIN is correct or properly certifies that such shareholder is awaiting a TIN, or unless an exemption applies. See "Backup Withholding" under Section 3 hereof and Instruction 9 in the Letter of Transmittal.

    THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO SHAREHOLDERS IN SPECIAL SITUATIONS SUCH AS SHAREHOLDERS WHO RECEIVED THEIR SHARES UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION AND SHAREHOLDERS WHO ARE NOT UNITED STATES PERSONS. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM, IN THEIR PARTICULAR CIRCUMSTANCES, OF THE OFFER AND THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

6. PRICE RANGE OF SHARES; DIVIDENDS.

    The Shares are traded on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "ATLI". The following table sets forth, for the calendar quarters indicated, the high and low sales prices for the Shares on the Nasdaq National Market, based upon public sources:

                                                                                 SALES PRICE
                                                                             --------------------
                                                                               HIGH        LOW
                                                                             ---------  ---------
  Calendar Year
1996:
  First Quarter............................................................  $   31.50  $   20.50
  Second Quarter...........................................................      41.25      26.50
  Third Quarter............................................................      38.50      25.25
  Fourth Quarter...........................................................      33.25      25.00
1997:
  First Quarter............................................................      37.00      28.75
  Second Quarter...........................................................      45.25      27.00
  Third Quarter............................................................      47.88      33.75
  Fourth Quarter...........................................................      48.13      39.44
1998:
  First Quarter............................................................      51.50      35.13
  Second Quarter...........................................................      51.13      42.25
  Third Quarter (through August 3, 1998)...................................      51.00      41.63

    The Rights trade together with the Common Stock. On July 28, 1998, the last full trading day prior to the public announcement of the terms of the Offer and the Merger, the reported closing price on the Nasdaq National Market was $42.06 per Share. On August 3, 1998, the last full trading day prior to commencement of the Offer, the reported closing price on the Nasdaq National Market was $50.13 per Share. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

    Merger Sub has been advised by the Company that the Company did not pay dividends on its Shares during the years ended December 31, 1997 or 1996 and has not paid any dividends in 1998. The Merger Agreement prohibits the Company from declaring or paying any dividends until the effectiveness of the Merger.

7. EFFECT OF THE OFFER ON THE MARKET FOR THE SHARES; STOCK QUOTATION, MARGIN REGULATIONS AND EXCHANGE ACT REGISTRATION.

    MARKET FOR SHARES. The purchase of Shares by Merger Sub pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and may reduce the number of holders of Shares, which could adversely affect the liquidity and market value of the remaining Shares held by the public.

    STOCK QUOTATION. The Shares are traded on the Nasdaq National Market. According to published guidelines of the Nasdaq National Market, the Shares might no longer be eligible for quotation on the Nasdaq National Market if, among other things, either (i) the number of Shares publicly held was less than 750,000, there were fewer than 400 holders of round lots, the aggregate market value of publicly held Shares was less than $5,000,000, net tangible assets was less than $4,000,000 and there were fewer than two registered and active market makers for the Shares, or (ii) the number of Shares publicly held was less than 1,100,000, there were fewer than 400 holders of round lots, the aggregate market value of publicly held Shares was less than $15,000,000, and either (x) the Company's market capitalization was less than $50,000,000 or (y) the total assets and total revenue of the Company for the most recently completed fiscal year or two of the last three most recently completed fiscal years did not exceed $50,000,000 and there were fewer than four registered and active market makers. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the Shares are not considered as being publicly held for this purpose. According to the Company, as of July 31, 1998, there were 7,087 holders of record of Shares (not including beneficial holders of Shares in street name), and as of July 31, 1998, there were 14,789,665

Shares outstanding. If the Common Stock were to be delisted, the associated Rights would be delisted as well.

    If the Shares were to cease to be quoted on the Nasdaq National Market, the market for the Shares could be therefor adversely affected. It is possible that the Shares would be traded or quoted on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges, or through Nasdaq or other sources. The extent of the public market for the shares of Common Stock and associated Rights and the availability of such quotations would, however, depend upon the number of shareholders and/or the aggregate market value of the shares of Common Stock and associated Rights remaining at such time, the interest in maintaining a market in the shares of Common Stock and associated Rights on the part of securities firms, the possible termination of registration of the Shares under the Exchange Act and other factors.

    MARGIN REGULATIONS. The shares of Common Stock are presently "margin securities" under the regulations of the Board of Governors of the Federal Reserve Board (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such shares of Common Stock. Depending upon factors similar to those described above regarding listing and market quotations, the shares of Common Stock might no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations in which event the shares of Common Stock would be ineligible as collateral for margin loans made by brokers.

    EXCHANGE ACT REGISTRATION. The Shares are currently registered under the Exchange Act. Such registration may be terminated by the Company upon application to the SEC if the outstanding Shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Shares. Termination of registration of the Shares under the Exchange Act would reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement to furnish a proxy statement in connection with shareholders' meetings pursuant to
Section 14(a) and the related requirement to furnish an annual report to shareholders, no longer applicable with respect to the Shares. Furthermore, the ability of "affiliates" of the Company and persons holding "restricted securities" of the Company to dispose of such securities pursuant to Rule 144 under the Securities Act of 1933, as amended, may be impaired or eliminated. If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be eligible for Nasdaq reporting or for continued inclusion on the Federal Reserve Board's list of "margin securities." Merger Sub intends to seek to cause the Company to apply for termination of registration of the Shares as soon as possible after consummation of the Offer if the requirements for termination of registration are met.

8. CERTAIN INFORMATION CONCERNING THE COMPANY.

    The Company is a Washington corporation with its principal executive offices located at 22100 Bothell-Everett Highway, Bothell, Washington. The Company has described its business in publicly available information in the manner set forth below.

    The Company is engaged in the high-technology medical systems business. The Company develops, manufactures, markets and services diagnostic medical ultrasound systems and related accessories and supplies worldwide. The Company currently operates through 14 international affiliates and through approximately 60 local distributors worldwide.

    Set forth below is certain summary consolidated financial information for each of the Company's last three fiscal years for the period ended December 31, 1997 as contained in the Company's 1997 Annual Report on Form 10-K (the "Form 10-K") and for the six months ended June 27, 1997 and July 3, 1998 as contained in a press release issued by the Company on July 29, 1998. More comprehensive financial information is included in the Form 10-K (including management's discussion and analysis of financial condition and results of operation) and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. Copies of such reports and other documents may be examined at or obtained from the SEC and Nasdaq in the manner set forth below.

                              ATL ULTRASOUND, INC.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (In thousands, except per share data)

                                                                                       FISCAL YEAR ENDED
                                                          SIX MONTHS ENDED                DECEMBER 31,
                                                       ----------------------  ----------------------------------
                                                        JUNE 27,    JULY 3,
                                                          1997        1998        1995        1996        1997
                                                       ----------  ----------  ----------  ----------  ----------
OPERATING DATA:
  Revenues...........................................  $  200,926  $  217,128  $  399,446  $  419,157  $  431,244
  Gross profit.......................................      97,206     109,210     184,525     204,982     213,819
  Income (loss) before income taxes..................       5,751       9,471      14,488      (2,574)     25,893
  Net income (loss)..................................       4,601       7,633      12,002        (828)     21,171
  Net income (loss) per share (on a fully diluted
    basis)...........................................        0.31        0.50        0.88       (0.06)       1.41
  Weighted average shares outstanding (on a fully
    diluted basis)...................................      14,864      15,230      13,574      13,900      14,970
FINANCIAL POSITION:
  Total assets.......................................  $  376,833  $  365,884  $  353,448  $  380,201  $  361,810
  Working capital....................................     171,189     173,921     161,581     166,294     182,804
  Long-term debt.....................................      12,532      28,778      14,837      12,936      12,307
  Stockholders' equity...............................     212,682     210,709     210,293     211,250     229,721

    Except as otherwise set forth herein, the information concerning the Company contained in this Offer to Purchase has been taken from or based upon publicly available documents and records on file with the SEC and other public sources and is qualified in its entirety by reference thereto. Although Parent, Merger Sub, the Information Agent and the Dealer Manager have no knowledge that would indicate that any statements contained herein based on such documents and records are untrue, Parent, Merger Sub, the Information Agent and the Dealer Manager cannot take responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Parent, Merger Sub, the Information Agent or the Dealer Manager.

    In the course of the discussions between Company management, Merger Sub and Parent, Merger Sub and Parent were provided with certain nonpublic financial information and projections prepared by Company management showing revenues increasing to $685.6 million, net income increasing to $72.8 million, earnings per share increasing to $4.26 and total assets increasing to $617.8 million, in each case, as of, or for the year ended, December 31, 2002.

    The Company has advised Merger Sub that (i) it does not, as a matter of course, make public forecasts as to future revenues or profits and (ii) the foregoing projections were based on estimates and assumptions that are inherently subject to significant economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. Accordingly, there can be no assurance that the projected results can be realized or that actual results will not be materially higher or lower than those projected. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. None of the Company, Parent, Merger Sub or their respective advisors assumes any responsibility for the accuracy of the projections. The inclusion of the foregoing projections should not be regarded as an indication that the Company, Parent, Merger Sub or any other person who received such information considers it an accurate prediction of future events. None of the Company, Parent or Merger Sub intends to update, revise or correct such projections if they become inaccurate (even in the short term).

    Parent and Merger Sub have identified the following important factors that could cause the Company's actual results to differ materially from the foregoing projections: (i) the sluggishness of the ultrasound market in some European countries and the turbulent economic conditions in certain Asian markets; (ii) the increase of worldwide competition in the ultrasound market, and the introduction by most of the Company's competitors of new ultrasound products over the past two years; and (iii) unanticipated events, such as delays in the Company's product development and cost reduction programs, the unavailability of components critical to the Company's products due to natural disasters, change in vendor business or otherwise, a stronger U.S. dollar, delays in receiving necessary regulatory approvals, and other unforeseen events, all of which could adversely impact the Company's financial results.

    AVAILABLE INFORMATION. The Company is subject to the information and reporting requirements of the Exchange Act and in accordance therewith is obligated to file reports and other information with the SEC relating to its business, financial condition and other matters. Information, as of particular dates, concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities, any material interests of such persons in transactions with the Company and other matters is required to be disclosed in proxy statements distributed to the Company's shareholders and filed with the SEC. Such reports, proxy statements and other information should be available for inspection at the public reference room at the SEC's offices at 450 Fifth Street, N.W., Washington, D.C., 20549 and also should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies may be obtained, by mail, upon payment of the SEC's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and can be obtained electronically on the SEC's Website at http://www.sec.gov.

9. CERTAIN INFORMATION CONCERNING MERGER SUB, PARENT AND ROYAL PHILIPS

    Merger Sub is a Washington corporation and to date has engaged in no activities other than those incident to its formation and the commencement of the Offer. Merger Sub is a wholly owned subsidiary of Parent. The principal offices of Merger Sub are located at 1251 Avenue of the Americas, New York, New York 10020.

    Parent is a Delaware corporation and an indirect wholly-owned subsidiary of Royal Philips. Parent's principal offices are located at 1251 Avenue of the Americas, New York, New York 10020. Parent's activities vary from integrated manufacturing and marketing entities to marketing organizations that sell products imported from Royal Philips and its affiliates or third parties. Based upon sales, Parent's largest businesses are consumer electronics, lighting, semiconductors and components.

    Philips Holding USA Inc. ("Holding") is a Delaware corporation and a wholly owned subsidiary of Royal Philips. Holding's principal offices are located at 1251 Avenue of the Americas, New York, New York 10020. Holding does not engage in any activities other than those incident to its role as a holding company of Royal Philips.

    Royal Philips is a company incorporated under the laws of The Netherlands and is the parent company of the Royal Philips group. Royal Philip's principal executive offices are located at Rembrandt Tower, Amstelplein 1, 1096 HA Amsterdam, The Netherlands. The activities of the Royal Philips group are organized in product divisions which are responsible for Royal Philips' worldwide business policy. Royal Philips has manufacturing and sales organizations in over 60 countries. Royal Philips delivers products, systems and services in the fields of lighting, consumer electronics and communications, music and film, domestic appliances and personal care, components, semiconductors, medical systems, business electronics and information technology.

    AVAILABLE INFORMATION. Additional information concerning Royal Philips is set forth in Royal Philips' Annual Report on Form 20-F (the "Philips Form 20-F") for the fiscal year ended December 31, 1997, a copy of which may be obtained from the SEC in the manner set forth with respect to information concerning the Company in Section 8.

    Set forth below is certain summary consolidated financial information of Royal Philips. More comprehensive financial information is included in the Philips Form 20-F (including management's discussion and analysis of financial condition and results of operation) and other documents filed by Royal Philips with the SEC, and the following summary is qualified in its entirety by reference to the Philips Form 20-F and such other documents and all of the financial information and notes contained therein. Copies of such other documents may be examined at or obtained from the SEC in the manner set forth above.

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                              FISCAL YEAR ENDED
                                                                                 DECEMBER 31,
                                                            ------------------------------------------------------
                                                                1995           1996           1997        1997(A)
                                                                 NLG            NLG            NLG          US$
                                                            -------------  -------------  -------------  ---------
OPERATING DATA:
(Dutch GAAP)
  Sales...................................................         64,462         69,195         76,453     37,702
  Gross income............................................         16,629         15,834         18,894      9,317
  Income before income taxes..............................          3,354            914          4,240      2,091
  Net income (loss).......................................          2,518           (590)         5,733      2,827
  Diluted earnings (loss) per common share................           7.13          (1.73)         16.09       7.93
  Adjusted weighted average shares outstanding............    354,363,701    351,350,370    356,341,909
(US GAAP)
  Net income (loss).......................................          2,343           (866)         5,881      2,900
  Diluted earnings (loss) per common share................           6.63          (2.53)         16.78       8.27
FINANCIAL POSITION:
(Dutch GAAP)
  Total assets............................................         52,242         55,072         59,441     29,313
  Total current liabilities...............................         23,256         25,036         23,986     11,829
  Long-term debt..........................................         12,808         14,368         13,598      6,706
  Other group equity......................................          2,123          1,712          2,400      1,184
  Stockholders' equity....................................         14,055         13,956         19,457      9,595
(US GAAP)
  Total assets............................................         53,003         55,587         59,991     29,584
  Stockholders' equity....................................         15,437         15,003         20,735     10,225

------------------------

(a) Dutch Guilders (NLG) are translated into U.S. Dollars ($) at a rate of
    2.0278 NLG = $1.0000, the Noon Buying Rate of the Federal Reserve Bank of New York on December 31, 1997. The presentation of the U.S. Dollar amounts should not be construed as a representation that the Dutch Guilder amounts could be so converted into U.S. Dollars at the rate indicated or at any other rate.

    Royal Philips' financial statements are prepared in accordance with generally accepted accounting principles in The Netherlands ("Dutch GAAP"), which differ in certain significant respects from generally accepted accounting principles in the U.S. ("US GAAP"). Royal Philips, however, believes that the differences between Dutch GAAP and US GAAP are not material to a decision by a holder of Shares whether to sell, tender or hold the Shares. To determine net income and stockholders' equity in accordance with US GAAP, Royal Philips has applied the following accounting principles:

        Under Dutch GAAP, goodwill arising from acquisitions prior to 1992 was charged directly to stockholders' equity. According to US GAAP, goodwill arising from acquisitions, including those prior to 1992, is capitalized and amortized over its useful life up to a maximum of 40 years.

        Under Dutch GAAP, catalogues of recorded music, music publishing rights, film rights and theatrical rights are written down if and to the extent that the present value of the expected income generated by the acquired catalogues falls below their book value. Under US GAAP they are amortized over a maximum period of 30 years.

        Royal Philips reported a charge for the restructuring of Grundig of NLG 302 million in its 1995 financial statements, of which NLG 40 million related to write-off of assets. This restructuring had not been communicated to employees until 1996 and, accordingly, was recorded under US GAAP as a charge of NLG 262 million in 1996. Until 1997 Royal Philips had an obligation under certain put options given to other shareholders in Grundig. For the purposes of US GAAP this liability was recorded in 1995, whereas under Dutch GAAP it was accrued in 1996. In 1997 Royal Philips settled this obligation.

        In 1997 Royal Philips reported a charge to net income of NLG 139 million relating to a higher accumulated benefit obligation compared to the market value of the plan assets or existing level of the pension provision in two of Royal Philips' pension plans. For US GAAP purposes, this amount is capitalized as an intangible asset for this additional minimum liability.

        In July 1995, Royal Philips contributed its net assets of cable networks with a book value of approximately NLG 200 million to UPC, a newly established joint venture in which Royal Philips had acquired a 50% interest. Under Dutch GAAP, this transfer resulted in a gain of NLG 127 million relating to the partial disposal of its interest in these assets to the joint venture partner (UIH). For the purposes of US GAAP, this gain was not considered realized because the consideration received by Royal Philips principally consisted of equity and notes issued by UPC and equity in UIH, and not cash. In 1997, Royal Philips sold its 50% interest in this joint venture upon which the gain of NLG 127 million could be recognized under US GAAP in 1997.

        Under Dutch GAAP, majority-owned entities are consolidated. Under US GAAP, consolidation of majority-owned entities is not permitted if minority interest holders have the right to participate in operating decisions of the entity. Although Royal Philips owns 60% of Philips Consumer Communications, a joint venture with Lucent Technologies, Inc., under US GAAP this joint venture cannot be consolidated but should be accounted for under the equity method.

        Under Dutch GAAP's historical cost convention, Royal Philips generally considers the functional currency of entities in a highly inflationary economy to be the US dollar. Under US GAAP, the functional currency would be the reporting currency. The difference between the use of the US dollar as the functional currency instead of the reporting currency is not material.

        Under Dutch GAAP, securities available for sale are valued at the lower of cost or net realizable value. Under US GAAP, they are valued at market price. A higher market price compared with the book value is credited to stockholders' equity as an unrealized holding gain.

        Under US GAAP, it is not appropriate to record a liability for dividends/distribution to shareholders subject to approval of the Annual General Meeting of Shareholders.

        According to US GAAP, divestments which cannot be regarded as discontinued segments of business must be accounted for as income from continuing operations. Under Dutch GAAP, certain material transactions such as disposals of lines of activities, including closures of substantial production facilities or substantial results from disposals of interests in unconsolidated companies have been accounted for as extraordinary items, which under US GAAP would be recorded in income from operations.

    Statements Royal Philips, Parent and Merger Sub may publish, including those in this Offer to Purchase, that are not strictly historical are "forward-looking"' statements. Although Royal Philips, Parent and Merger Sub believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, they can give no assurance that their expectations will be realized. Forward-looking statements involve known and unknown risks which may cause the actual results and corporate developments of Royal Philips, Parent and Merger Sub to differ materially from those expected. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, levels of consumer and business spending in major economies, changes in consumer tastes and preferences, the levels of marketing and promotional expenditures by Royal Philips and its competitors, raw materials and employee costs, changes in future exchange and interest rates, changes in tax rates and future business combinations, acquisitions or dispositions, and the rate of technical changes.

    The name, citizenship, business address, present principal occupation, and material positions held during the past five years of each of the directors and executive officers of Royal Philips, Holding, Parent and Merger Sub are set forth in Schedule A to this Offer to Purchase.

    Except as set forth in Section 10 and Schedule A, none of Merger Sub, Parent, Holding or Royal Philips, or, to the best of their knowledge, any of the persons listed in Schedule A hereto nor any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any equity securities of the Company. None of Merger Sub, Parent, Holding or Royal Philips, or, to the best of their knowledge, any of the persons or entities referred to above, nor any director, executive officer or subsidiary of any of the foregoing, has effected any transaction in such equity securities during the past 60 days.

    Except as set forth in Sections 10 and 11, none of Merger Sub, Parent, Holding or Royal Philips, or, to the best of their knowledge, any of the persons listed in Schedule A hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as set forth in Sections 10 and 11, there have been no contacts, negotiations or transactions since January 1, 1995 between Royal Philips, Holding, Parent or Merger Sub, or, to the best of their knowledge, any of the persons listed in Schedule A hereto, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Except as described in Sections 10 and 11, none of Merger Sub, Parent, Holding or Royal Philips, or, to the best of their knowledge, any of the persons listed in Schedule A hereto, has since January 1, 1995 had any transaction with the Company or any of its executive officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the Offer.

10. BACKGROUND OF THE OFFER; CONTACTS WITH THE COMPANY; EMPLOYMENT AGREEMENTS

    BACKGROUND OF THE OFFER.

    In September 1997, Frank Low, an independent consultant who has been retained from time to time by the Company to advise the Company with respect to the diagnostic imaging industry, including the review of possible strategic alliances, called representatives of Royal Philips and Parent (for purposes of this Item 10, references to Parent or its representatives include Royal Philips or its representatives) and the Company to explore the possibility of interest in a strategic transaction between the two companies. On October 8, 1997, Parent and the Company entered into a confidentiality agreement to govern the exchange of nonpublic information between them.

    In October and November 1997, Castor F. Diaz, Senior Vice President, Worldwide Sales and Marketing, of the Company and Harvey N. Gillis, then Chief Financial Officer of the Company, held discussions to exchange information regarding potential strategic opportunities with representatives of

Parent. In early December 1997, Dennis C. Fill, Chairman and Chief Executive Officer of the Company, and Jacques Souquet, Senior Vice President, Product Generation of the Company, met with Henk Bodt, Executive Vice President of Royal Philips, to further discuss potential synergies of a strategic transaction. In mid-December 1997, Parent informed Mr. Fill that it had decided that it had no further interest in an acquisition of the Company.

    In June 1998, Mr. Low called Mr. Fill to tell him that Parent had a renewed interest in a possible acquisition of the Company. Mr. Low forwarded to Mr. Fill a request he had received from Parent for Mr. Fill to meet with representatives of Parent. Mr. Fill responded that he would be willing to meet with Parent's representatives.

    On June 22, 1998, Messrs. Fill, Diaz and Souquet met with Mr. Cor Boonstra, Chief Executive Officer of Royal Philips, and Mr. Jan Hommen, Chief Financial Officer of Royal Philips, in Parent's New York City offices. Messrs. Boonstra and Hommen indicated that Parent had reevaluated its diagnostic imaging business during the Spring and had decided to grow such business, including through possible acquisitions, and for that reason were interested in recommencing discussions with the Company about a possible business combination. During the meeting, representatives of the Company presented a profile of the Company which had been presented at a recent financial analysts' conference and presented an overview of the Company's business and technology. Representatives of Parent presented an overview of Parent's diagnostic imaging business and indicated that there could be benefits of a combination of the diagnostic imaging businesses of both companies. During the course of the meeting, Parent's representatives and Mr. Fill held preliminary discussions regarding valuation and other material issues concerning a potential acquisition of the Company.

    Representatives of Parent stated that any discussions of a possible merger would have to be facilitated by a due diligence investigation by Parent of the Company's business. The parties agreed at this meeting to enter into an exclusivity agreement whereby the Company would discuss the possibility of a business combination only with Parent during the period from June 22 to July 17, 1998. This agreement was signed the following day.

    From June 29 to July 2, 1998, the parties met in Bellevue, Washington to conduct a due diligence exchange of information. Representatives of Parent and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), financial advisor to Parent, led by Mr. Jan van Leeuwen of Royal Philips' mergers and acquisitions department, met with representatives of the Company, led by Mr. Fill and including a representative of BT Alex. Brown Incorporated ("BT Alex. Brown"), financial advisor to the Company. At the conclusion of these meetings, Parent's representatives announced that they would review the results of the meetings before proceeding with any further discussions.

    On July 8, 1998, Messrs. Fill and Hommen spoke by telephone regarding the potential valuation of an acquisition of the Company. A few days after such discussion, Mr. Hommen stated that a further round of due diligence investigation by Parent was necessary. Mr. Fill said that the Company would participate with Parent in further due diligence review in meetings on July 15 to July 17 in Seattle, Washington, in which representatives of Parent, led by Mr. van Leeuwen, and representatives of Merrill Lynch met with the representatives of the Company who participated in the previous due diligence meetings. Messrs. Fill and Hommen met in New York City on July 17 and discussed a number of issues posed by a possible acquisition of the Company. Messrs. Fill and Hommen agreed to continue these discussions the following week after all parties gave further consideration to the issues.

    On July 20 through July 27, 1998, representatives of the parties and their financial and legal advisors further discussed valuation and other issues and, during the same period, the parties' legal advisors negotiated the terms of the draft Merger Agreement and the employment agreements with the Senior Officers (as defined below) and the parties engaged in further due diligence exchanges.

    At a meeting held on the morning of July 28, 1998, in Seattle, Washington, the Board of Directors of the Company met to consider the terms of the proposed acquisition. At such meeting, the Board of

Directors reviewed and discussed the latest terms of the proposed acquisition and received reports from and asked questions of its management and legal and financial advisors. During that afternoon, Messrs. Fill and Hommen further negotiated, and ultimately agreed upon, a price per Share of $50.50 for the Offer and the Merger and representatives of the parties and their legal advisors negotiated and agreed upon the other terms of the Merger Agreement and the employment agreements with the Senior Officers. The Board of Directors of the Company met again late in the afternoon of July 28, at which time the advisors described the final terms of the proposed acquisition, the Board of Directors received an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated July 29, 1998, the date of execution of the Merger Agreement) from BT Alex. Brown as to the fairness, from a financial point of view, of the $50.50 per Share cash consideration to the holders of Shares (other than Parent and its affiliates) and unanimously voted to adopt the Merger Agreement, to approve the terms of the Offer and the Merger and to recommend to holders of Shares that they tender their Shares pursuant to the Offer. The Merger Agreement and the employment agreements with the Senior Officers were executed and delivered by the parties and the acquisition was publicly announced in press releases issued on the morning of July 29, 1998, prior to the opening of the New York stock markets.

    EMPLOYMENT AGREEMENTS. Prior to the execution of the Merger Agreement, the Company and five of its executive officers (the "Senior Officers") were parties to change in control/severance agreements which provided for, among other things, the payment of severance amounts and benefits upon certain terminations of employment in connection with a change in control of the Company. The Senior Officers have entered into new employment agreements with the Company that are generally effective as of the Effective Time and that replace the existing change in control agreements. Copies of the new employment agreements are filed as Exhibits (g)(1), (g)(2), (g)(3), (g)(4) and (g)(5) hereto and are incorporated herein by reference and the following summary is qualified in its entirety by reference to such agreements.

    EMPLOYMENT AND CONSULTING AGREEMENT OF MR. FILL. Concurrent with the signing of the Merger Agreement, Mr. Fill entered into an employment and consulting agreement ("Fill's Agreement") with the Company in substitution of his present agreement. The period of employment during which salary and benefits shall be provided (the "Fill Period of Employment") will begin at the Effective Time and will end on December 31, 1998. Pursuant to Fill's Agreement, he will serve as the President and Chief Executive Officer of the Company at an annual salary of $675,000 and will receive a bonus of $675,000 on or about January 1, 1999.

    Immediately following the expiration of the Fill Period of Employment, Mr. Fill will retire from the Company and serve as a consultant for five additional years (the "Fill Consulting Period") (the Fill Period of Employment and the Fill Consulting Period collectively referred to as the "Fill Term"). Immediately prior to the Effective Time, the Company shall pay Mr. Fill a consulting fee of $1,150,000 and an additional $60,000 on January 1, 1999, and on the first day of each calendar quarter thereafter to and including October 1, 2003. The Company shall pay any premiums required by Medicare for Mr. Fill's post-retirement Medicare coverage and on January 1, 1999, the Company shall cancel all life insurance agreements covering Mr. Fill and pay to Mr. Fill the cash amount required by Mr. Fill to purchase a paid up policy of $300,000 of life insurance on such date.

    If Mr. Fill's employment or consultancy is terminated by the Company without cause (Mr. Fill may not be terminated for cause during the Fill Consulting Period) or if Mr. Fill terminates upon a material breach (as those terms are defined in Fill's Agreement), the Company will pay Mr. Fill a lump sum equal to the remaining salary, bonus and consulting fee for the remaining Fill Term.

    The Fill Agreement prohibits Mr. Fill from competing with the business of the Company and Philips Medical Systems during, and for one year after, the Fill Employment Period and the Fill Consulting Period.

    EMPLOYMENT AGREEMENTS OF MESSRS. BLEM AND SOUQUET AND MS.
DUNLAP. Concurrent with the signing of the Merger Agreement, Donald D. Blem, Senior Vice President, Operations, Mr. Souquet and Pamela L.

Dunlap, Senior Vice President, Finance and Administration, and Chief Financial Officer (the "Executives"), entered into employment agreements (the "Employment Agreements") with the Company in substitution of their present agreements. The period of employment during which salary and benefits shall be provided (the "Executives Period of Employment") will begin at the Effective Time and will end on December 31, 2001. Pursuant to their agreements, Messrs. Blem and Souquet and Ms. Dunlap will serve as Senior Vice President of Operations, Senior Vice President -- Chief Technology Officer, and Senior Vice President and Chief Financial Officer, respectively, with base salaries of $245,000, $255,000 and $200,000, respectively. Each Executive will be entitled to an annual bonus upon achievement of certain targets with a target bonus opportunity of 50% of base salary which may be higher or lower depending upon performance.

    Messrs. Blem and Souquet and Ms. Dunlap will be granted stock options ("Options") to acquire 5,000, 7,000, and 5,000 shares of common stock of Royal Philips, respectively. Such Options will become exercisable ratably over a three year period. Pursuant to each Employment Agreement, the Company shall establish the Long-Term Performance Unit Plan which shall provide each Executive with a bonus (the "Incentive Bonus") equal to that Executive's base salary, to be paid in the first quarter following the end of the Performance Period (the "Payment Date"), if the Executive is an employee on the last day of the Performance Period and 75% of the Strategic Plan (as such term is defined in the Employment Agreements) has been achieved during the 1999-2001 performance period (the "Performance Period"). If 100% of the Strategic Plan is achieved during the Performance Period, each Executive's Incentive Bonus shall be two times base salary and if 100% of the Strategic Plan, including synergies, is achieved, the Incentive Bonus shall be three times base salary. In the first quarter following December 31, 1999 and December 31, 2000, each Executive shall receive a payment equal to 20% of base salary (each, an "Advance Bonus") which shall reduce the Incentive Bonus, on a dollar for dollar basis, otherwise payable under this paragraph.

    If the Executives' employment is terminated by the Company without cause or if Executive terminates upon a material breach (as those terms are defined in the Employment Agreements), the Company will pay the Executives a lump sum equal to the remaining salary and bonus for the remaining Executives' Period of Employment and a pro-rata Incentive Bonus to be paid when such bonuses would have otherwise become payable. In addition, all Options will become immediately exercisable and will remain exercisable for at least one-year following termination of employment.

    The Employment Agreements prohibit the Executives from competing with the business of the Company and Philips Medical Systems during, and for one year after, the Executives Period of Employment.

    EMPLOYMENT AND CONSULTING AGREEMENT OF MR. DIAZ. Concurrent with the signing of the Merger Agreement, Mr. Diaz entered into an employment and consulting agreement ("Diaz's Agreement") with the Company in substitution of his present agreement. The period of employment during which salary and benefits shall be provided (the "Diaz Period of Employment") will begin at the Effective Time and will end on December 31, 1999. Pursuant to Diaz's Agreement, he will serve as the Senior Vice President -- Worldwide Sales and Marketing of the Company at an annual salary of $285,000. Mr. Diaz will be entitled to an annual bonus upon achievement of certain targets with a target bonus opportunity of 50% of base salary which may be higher or lower depending upon performance. On January 1, 1999, Mr. Diaz will be paid a bonus for 1998 equal to a pro rata portion (based on the number of days elapsed in 1998 through the Effective Time) of the bonus payable based on the Company's annualized performance through the end of the last fiscal quarter before the Effective Time.

    Mr. Diaz will be granted Options to acquire 5,000 shares of common stock of Royal Philips. Such Options will become exercisable at a rate of 50% on July 31, 1999 and 50% on December 31, 1999. Unless Mr. Diaz is terminated by the Company for cause (as such term is defined in Diaz's Agreement) or voluntarily resigns, his Options will remain exercisable for at least one year following the Diaz Term (as defined below). In addition, Mr. Diaz shall be eligible for an Incentive Bonus, on the same basis as described above, pro-rated, based on the ratio that the number of days in the Diaz Period of Employment to the number of days in the Performance Period. Under the Long Term Performance Unit Plan, Mr. Diaz will receive a bonus of 20% of base salary upon completion of the first year of the plan, which shall reduce, on a dollar for dollar basis, the amount of Mr. Diaz's Incentive Bonus otherwise payable under the New LTIP.

    Immediately following the expiration of the Diaz Period of Employment, Mr. Diaz will serve as a consultant for two additional years (the "Diaz Consulting Period") (the Diaz Period of Employment and the Diaz Consulting Period collectively referred to as the "Diaz Term"). During the Diaz Consulting Period, the Company shall pay Mr. Diaz a consulting fee of $200,000 per year. In addition, until Mr. Diaz is entitled to Medicare, he shall be entitled to receive medical benefits (or the after tax cost of such benefits if they cannot be provided pursuant to the Company's medical plans) from the Company.

    If Mr. Diaz's employment or consultancy is terminated by the Company without cause (Mr. Diaz may not be terminated for cause during the Diaz Consulting Period) or if Mr. Diaz terminates upon a material breach (as such terms are defined in Diaz's Agreement), the Company will pay Mr. Diaz a lump sum equal to the remaining salary, bonus and consulting fee for the remaining Diaz Term and a pro-rata Incentive Bonus to be paid when such bonuses would have otherwise become payable.

    The Diaz Agreement prohibits Mr. Diaz from competing with the business of the Company and Philips Medical Systems during, and for one year after, the Diaz Term.

    EMPLOYMENT AGREEMENTS OF OTHER EXECUTIVES. The Company is obligated to use its best efforts to enter into fifteen employment agreements with certain other executives (the "Other Executives") of the Company following the signing of the Merger Agreement (the "Other Agreements"). These Other Agreements will provide the Other Executives with the same level of base salary and bonus opportunity that they are currently receiving from the Company for one year following the Effective Time. If such Other Executives are terminated by the Company without cause or terminate upon a material breach (as such terms are defined in the Executives' Employment Agreements), the Company will pay to such Other Executives a lump-sum equal to the remaining base salary otherwise payable for the remainder of the one-year period. These Other Executives will be entitled to participate in the Long-Term Performance Unit Plan on substantially the same terms as the Executives, other than for threshold amounts.

    EFFECT OF THE MERGER ON EMPLOYEE BENEFIT AND STOCK PLANS. In addition to the provisions relating to employment agreements described above, the Merger Agreement contemplates that certain additional actions will be taken in respect of employee benefit and stock plans in which executive officers of the Company are eligible to participate. Parent shall cause the Company (or if Merger Sub will be the surviving entity in the Merger, Merger Sub) (the "Surviving Corporation") to honor all benefit obligations accrued as of the Effective Time. For a period of two years after the Effective Time, the Surviving Corporation will provide benefits (other than stock-related benefits) to Company employees that are substantially similar to those provided by the Company before the Effective Time.

    In accordance with the Merger Agreement, the Company will use its reasonable best efforts to cause each option to purchase Shares (whether or not exercisable) to be surrendered and canceled as of the Effective Time for a cash payment equal to the product of (i) the number of Shares subject to the option and (ii) the difference between the Merger Consideration and the per Share exercise price of the option.

    In addition, the transactions contemplated by the Merger Agreement will constitute a "Change in Control" for purposes of certain compensation and benefit programs of the Company. As a result, all outstanding options will immediately become vested and exercisable, the restrictions on all restricted stock awards will vest and the current long term bonus cycles will be terminated and paid out.

11. PURPOSE OF THE OFFER; PLANS FOR THE COMPANY; THE MERGER.

    PURPOSE. The purpose of the Offer is to acquire for cash as many outstanding Shares as possible as a first step in acquiring the entire equity interest in the Company.

    If Merger Sub acquires a majority of the outstanding Shares pursuant to the Offer, it will have the vote necessary under Washington law to approve the Merger of Merger Sub with and into the Company. Therefore, if at least approximately 8,522,975 Shares are acquired pursuant to the Offer or otherwise, Merger Sub will be able to and intends to effect the Merger without the vote of any person other than Merger Sub. In addition, under the WBCA, Parent may cause the Company to merge with and into Merger Sub without a vote of the Company's shareholders if Merger Sub owns at least 90% of the outstanding Shares. If over 90% of the outstanding Shares are tendered in the Offer, Parent intends to effect the merger of the Company into Merger Sub.

    If Merger Sub acquires Shares pursuant to the Offer, Merger Sub intends to conduct a detailed review of the Company and its assets, business, operations, properties, policies, corporate structure, capitalization and the responsibilities and qualification of the Company's management and personnel and consider what, if any, changes Merger Sub deems desirable in light of the circumstances which then exist, but Merger Sub does not presently contemplate any major changes in the operations of the Company.

    THE MERGER AGREEMENT. The Merger Agreement provides that the closing of the Merger will take place on the first business day on which the last to be satisfied or waived of the conditions set forth in the Merger Agreement shall be satisfied or waived, or at such other place and time and/or on such other date as the Company and Parent may agree. Upon consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Parent Companies or Shares which are held by Dissenting Shareholders) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, the Merger Consideration.

    VOTE REQUIRED TO APPROVE MERGER. The WBCA requires, among other things, that any plan of merger or share exchange of the Company must be adopted by the Board of Directors of the Company and Merger Sub and, if the "short form" merger procedure described below is not available, approved by the holders of a majority of the Company's outstanding Shares and the outstanding Shares of Merger Sub. The Board of Directors of the Company and Merger Sub have adopted the Merger Agreement and approved the Offer and the Merger; consequently, the only additional actions of the Company and Merger Sub that may be necessary to effect the Merger is approval by such shareholders if the "short form" merger procedure described below is not available. Under the WBCA and the Company's Restated Articles of Incorporation, the affirmative vote of holders of a majority of the outstanding Shares (including any Shares owned by Merger Sub) is required to approve the Merger. If Merger Sub acquires, through the Offer or otherwise, voting power with respect to at least a majority of the outstanding Shares (which would be the case if the Minimum Condition were satisfied and Merger Sub were to accept for payment Shares tendered pursuant to the Offer), it would have sufficient voting power to effect the Merger without the vote of any other shareholder of the Company. However, the WBCA also provides that if a parent company owns at least 90% of each class of stock of a subsidiary, the parent company may merge the subsidiary with and into itself without the approval of the other shareholders of the parent or subsidiary. Accordingly, if, as a result of the Offer or otherwise, Merger Sub acquires or controls the voting power of at least 90% of the outstanding Shares, Merger Sub could effect the Merger using such "short-form" merger procedures without prior notice to, or any action by, any other shareholder of Merger Sub or the Company.

    CHAPTER 23B.19 OF THE WBCA. In general, Chapter 23B.19 of the WBCA prevents a Washington corporation or certain foreign corporations transacting business in the State of Washington (in each case a "target corporation"), from engaging in a "significant business transaction" (defined as a variety of transactions, including mergers, as set forth below) with an "acquiring person" (defined, generally stated, as a person with 10% or more of a corporation's outstanding voting shares) for a period of five years following the date such person became an acquiring person unless the significant business transaction or the purchase of shares in which the person became an acquiring person is approved prior to the time that the person became an acquiring person by a majority of the board of directors of the target corporation.

    Chapter 23B.19 defines a "significant business transaction" as including (a) a merger, share exchange or consolidation of a target corporation or a subsidiary of a target corporation with (i) an acquiring person, or (ii) any other domestic or foreign corporation which is, or after the merger, share exchange, or consolidation would be, an affiliate or associate of the acquiring person; (b) a sale, lease exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with an acquiring person or an affiliate or associate of an acquiring person of assets of a target corporation or a subsidiary of a target corporation having an aggregate market value equal to or above a threshold amount; (c) the termination, while the corporation has an acquiring person and as a result of the acquiring person's acquisition of ten percent or more of the shares of the corporation, of five percent or more of the employees of the target corporation or its subsidiaries employed in the State of Washington, whether at one time or over the five-year period following the share acquisition time; (d) the issuance, transfer or redemption by a target corporation or a subsidiary of a target corporation, whether in one transaction or a series of transactions, of shares or of options, warrants or rights to acquire shares of a target corporation or a subsidiary of a target corporation to an acquiring person or an affiliate or associate of an acquiring person except in certain transactions, including certain transactions made pro rata to all holders of the applicable securities; (e) the liquidation or dissolution of a target corporation proposed by, or pursuant to an agreement, arrangement, or understanding, whether or not in writing, with an acquiring person or an affiliate or associate of an acquiring person; (f) certain reclassifications of securities that have the effect of increasing the proportionate share of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of a target corporation or a subsidiary of the target corporation that is directly or indirectly owned by an acquiring person or an affiliate or associate of an acquiring person; or (g) a receipt by an acquiring person or an affiliate of an acquiring person of the benefit, except proportionately as a shareholder of a target corporation, of loans, advances, guarantees, pledges, or other financial assistance or tax advantages provided by or through a target corporation.

    THE MERGER AGREEMENT PROVIDES THAT IF ANY TAKEOVER STATUTE IS OR SHALL BECOME APPLICABLE TO THE TRANSACTIONS CONTEMPLATED THEREBY, THE COMPANY AND THE BOARD OF DIRECTORS OF THE COMPANY SHALL GRANT SUCH APPROVALS AND TAKE SUCH ACTIONS AS ARE NECESSARY SO THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT MAY BE CONSUMMATED AS PROMPTLY AS PRACTICABLE ON THE TERMS CONTEMPLATED THEREBY AND OTHERWISE ACT TO ELIMINATE THE EFFECTS OF SUCH STATUTE OR REGULATION ON THE TRANSACTIONS CONTEMPLATED THEREBY.

    CONDITIONS TO THE MERGER. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the fulfillment of certain conditions set forth in the Merger Agreement, including (i) if required by the WBCA, the approval of the Merger by the holders of a majority of the Shares in accordance with applicable law and the Articles and By-Laws of the Company, (ii) the purchase by Merger Sub (or one of the Parent Companies) of Shares pursuant to the Offer, and (iii) there being no statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered by any Governmental Entity (as defined in the Merger Agreement) of competent jurisdiction in effect which prohibits consummation of the Merger (collectively, an "Order").

    TERMINATION OF THE MERGER AGREEMENT. According to its terms, the Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares: (a) by the mutual consent of Parent (also acting on behalf of Merger
Sub) and the Company, by action of their respective Boards of Directors; or (b) by action of the Board of Directors of either Parent or the Company if (i) Merger Sub shall not have accepted for payment any Shares pursuant to the Offer prior to December 31, 1998; PROVIDED, HOWEVER, that such right to terminate the Merger Agreement shall not be available to (A) Parent if any Shares have been accepted for payment pursuant to the Offer or (B) any party whose failure to perform any of its obligations under the

Merger Agreement results in the failure of any Offer Condition; or (ii) any Governmental Entity shall have issued an Order which shall have become final and nonappealable; or (c) unless the Offer shall have been consummated, by action of the Board of Directors of Parent, if (x) (i) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under the Merger Agreement (other than any immaterial covenants or agreements) or (ii) a representation or warranty of the Company set forth in the Merger Agreement shall have been inaccurate when made or shall thereafter become inaccurate, except for such inaccuracies which, when taken together (in each case without regard to any qualification as to materiality or any material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole (excluding any change or development resulting from the announcement of the Merger Agreement or the transactions contemplated thereby) (a "Material Adverse Effect"), contained in the applicable representations and warranties) would not reasonably be likely to have a Material Adverse Effect, and, with respect to any such breach, failure to perform or inaccuracy that can be remedied, the breach, failure or inaccuracy is not remedied within 15 business days after the giving of written notice of such breach, failure or inaccuracy to the Company; or (y) the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, the Merger Agreement or the Merger or shall have adopted or recommended any Acquisition Proposal (as defined below), or the Board of Directors of the Company, upon request by Parent, shall fail to reaffirm such approval or recommendation within 10 business days after such request if an Acquisition Proposal is pending, or shall have resolved to do any of the foregoing; or (d) by action of the Board of Directors of the Company, (x) if Parent or Merger Sub (or another Parent Company) (i) shall have breached in any material respect any of the representations, warranties, covenants or agreements contained in the Merger Agreement (other than any immaterial covenants or agreements) and, with respect to any such breach that can be remedied, the breach is not remedied within 15 business days after the Company has provided Parent with written notice of such breach or (ii) shall have failed to commence the Offer by August 4, 1998 or to pay for the Shares pursuant to the Offer in accordance with the terms thereof,
(y) if (i) the Board of Directors of the Company receives a written offer not solicited on or after the date of the Merger Agreement, with respect to a merger, reorganization, share exchange, consolidation or sale of all or substantially all of the Company's assets or a tender or exchange offer not solicited on or after the date of the Merger Agreement for more than 50% of the outstanding Shares is commenced, and with respect to which the Board of Directors of the Company concludes in good faith, after consultation with its independent financial advisor and its outside counsel, that approval, acceptance or recommendation of such transaction is required by the fiduciary duties of the Company's Board of Directors under applicable law (any such transaction, a "Superior Proposal"), (ii) the Company has given Merger Sub three business days prior written notice of its intention to terminate the Merger Agreement to accept the Superior Proposal and Merger Sub shall have failed to offer to amend the Offer so that it is at least as favorable to the shareholders of the Company as the Superior Proposal and (iii) the Company prior to such termination pays to Merger Sub in immediately available funds the fees described in the next paragraph.

    FEES AND EXPENSES. The Merger Agreement provides that if (x) (i) the Offer shall have remained open for a minimum of at least 20 business days, (ii) after the date of the Merger Agreement, any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or Merger Sub or any of their respective subsidiaries or affiliates (collectively, a "Person") shall have become the beneficial owner of 15% or more of the outstanding Shares or made any Acquisition Proposal, (iii) the Minimum Condition shall not have been satisfied and the Offer is terminated as described in clause (c)(x) of the preceding paragraph (but only if such termination relates to a breach of the Company's obligations described under "--Acquisition Proposals" below) or as described in clause (b)(i) of the preceding paragraph without the purchase of any Shares thereunder and (iv) within twelve months of such termination the Company enters into an agreement (other than a confidentiality agreement in customary form) with respect to an Acquisition Proposal (as such term is defined below, except that the reference in such definition to 15% shall be deemed a reference to 40% for purposes of this clause (iv) only) or any person or other entity (other than Parent or any of its affiliates) becomes the beneficial owner of 40% or more of the outstanding Shares, (y) Parent shall have terminated this Agreement as described in clause
(c)(y) of the preceding paragraph, or (z) the Company shall have terminated this Agreement as described in clause (d)(y) of the preceding paragraph, then the Company shall promptly, but in no event later than five business days after the date of a request by Parent for payment of such fee (other than a termination as described in clause (d)(y) of the preceding paragraph, in which case payment shall be concurrent with termination), pay Parent a fee of $23,700,000, which amount shall be payable in same day funds. If the Company fails to promptly pay the amount due pursuant to this paragraph, and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph, the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. on the date such payment was required to be made.

    AMENDMENT OF THE MERGER AGREEMENT. Subject to the applicable provisions of the WBCA, at any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement by written agreement executed and delivered by duly authorized officers of the respective parties.

    TREATMENT OF OPTIONS. The Merger Agreement provides that prior to the Effective Time, the Company shall use its reasonable best efforts to take such actions as may be necessary such that at the Effective Time, each stock option outstanding pursuant to the Stock Plans ("Option"), whether or not then exercisable, shall be canceled and only entitle the holder thereof, upon surrender thereof, to receive an amount in cash equal to the difference between the Merger Consideration over the exercise price per Share of such Option multiplied by the number of Shares previously subject to such Option, less all applicable withholding Taxes. Such payment shall be made by the Company as soon as administratively feasible after the Effective Time.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Merger Agreement provides that from and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Washington law and its Articles or By-Laws in effect on the date of the Merger Agreement to indemnify such person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). The Merger Agreement also provides that Parent shall cause the Surviving Corporation to maintain the Company's existing officers' and directors' liability insurance (or equivalent thereof) ("D&O Insurance") for a period of six years after the Effective Time, so long as the annual premium therefor is not in excess of an amount (the "Maximum Premium") equal to 150% of the last annual premium paid prior to the date of the Merger Agreement; PROVIDED, HOWEVER, that if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

    TREATMENT OF EMPLOYEE BENEFITS. The Merger Agreement provides that for a period of two years following the Effective Time, Parent will cause the Company to continue to provide the Employees with compensation and employee benefit plans (other than stock option or other plans involving the potential issuance of securities of the Company or of any of the Parent Companies) which in the aggregate are substantially comparable to those currently provided by the Company to such employees immediately prior to the Effective Time, provided that employees covered by collective bargaining agreements need not be provided such benefits. Parent will, or will cause the Surviving Corporation to, honor without modification all employee (or former employee) benefit obligations accrued as of the Effective Time.

    CHIEF EXECUTIVE OFFICER AGREEMENT. A description of the Employment and Consulting Agreement of Mr. Fill is set forth above.

    COMPOSITION OF THE BOARD OF DIRECTORS. If requested by Parent, the Company will, subject to compliance with applicable law, immediately following the acceptance for payment of, and payment by Merger Sub for, more than 50 percent of the outstanding Shares pursuant to the Offer, take all actions necessary to cause persons designated by Parent to become directors of the Company so that the total number of such persons equals at least that number of directors, rounded up to the next whole number, which represents the product of (x) the total number of directors on the Board of Directors multiplied by (y) the percentage that the number of Shares so accepted for payment and paid for plus any Shares beneficially owned by Parent or its affiliates on the date of the Merger Agreement bears to the number of Shares outstanding at the time of such payment. In furtherance thereof, the Company will increase the size of the Board, or use its best efforts to secure the resignation of directors, or both, as is necessary to permit Parent's designees to be elected to the Company's Board of Directors; provided, however, that prior to the Effective Time, the Company's Board of Directors shall always have at least three members (the "Independent Directors") who are neither officers of Parent nor designees, shareholders or affiliates of Parent or Parent's affiliates ("Parent Insiders"); and provided further that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of the Merger Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers or affiliates of Parent or any of Parent's affiliates, and such persons shall be deemed to be Independent Directors for purposes of the Merger Agreement. At such time, the Company, if so requested, will use its best efforts to cause persons designated by Parent to constitute the same percentage of each committee of such board, each board of directors of each subsidiary of the Company and each committee of each such board (in each case to the extent of the Company's ability to elect such persons). The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder.

    ACQUISITION PROPOSALS. The Merger Agreement provides that neither the Company, any of its subsidiaries, nor any of their respective officers and directors shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by providing any confidential information or data to or having any negotiations or discussions with any person (other than Parent or its affiliates) making or inquiring with respect to making an Acquisition Proposal), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving the Company, or any purchase of more than 15% (on a fair market value basis) of the assets of the Company and its subsidiaries on a consolidated basis (including any such purchase of assets effected indirectly through the purchase of such subsidiaries), or any purchase of, or tender offer for, more than 15% of any equity securities of the Company (any such proposal or offer being referred to as an "Acquisition Proposal"), except that the Company shall have the right, if, and only to the extent that, the Company's Board of Directors concludes in good faith after consultation with outside legal counsel that such actions are required to comply with the fiduciary duties of the Company's Board of Directors under applicable law in response to a bona fide, written Acquisition Proposal not solicited on or after the date of the Merger Agreement, to engage in negotiations concerning, provide confidential information or data to, or have discussions with, any person relating to an Acquisition Proposal. The Merger Agreement provides that the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted with respect to any of the foregoing, and that the Company will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this paragraph of their obligations under this provision of the Merger Agreement. The Merger Agreement provides that the Company will notify Parent promptly, and in any event within 24 hours, if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or any of its subsidiaries, indicating, in connection with such notice, the name of such person and the material terms of any such proposals or offers, and shall thereafter keep Parent informed on a current basis of the status and material terms of any such proposals or offers and the status of any such discussions or negotiations. The Merger Agreement provides that the Company also will promptly request each person which has prior to the date of the Merger Agreement executed a confidentiality agreement in connection with its consideration of acquiring the Company and/or any of its subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of the Company; provided, that Company shall not be prohibited from taking and disclosing to its stockholders a position required by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company after consultation with outside counsel, failure to do so would be a violation of its obligations under applicable law.

    COVENANTS. The Merger Agreement also contains certain other restrictions as to the conduct of business by the Company pending the Merger, as well as representations and warranties of each of the parties customary in transactions of this kind.

    DISSENTERS' RIGHTS. Holders of Shares do not have appraisal rights as a result of the Offer. However, if the Merger is consummated, (i) in the case of a short-form merger consummated pursuant to WBCA 23B.11.040, each holder of Shares who has delivered to the Company before the date set in the Company's notice (which date may not be fewer than thirty nor more than sixty days after the date the Company delivers the notice) the shareholder's intent to demand payment, and
(ii) in the case of a merger consummated pursuant to WBCA 23B.11.030, each holder of Shares who has (x) delivered to the Company before the vote on the Merger is taken written notice of the shareholder's intent to demand payment and
(y) not voted such Shares in favor of the Merger, will be entitled to receive payment of the fair value of such shareholder's Shares. Within thirty days of the later of the effective date of the Merger or the date the payment demand is received, the Company must pay each dissenter who has complied with WBCA 23B.13.230 the amount the Company estimates to be the fair value of the shareholder's Shares, plus accrued interest. A dissenter may notify the Company in writing of the dissenter's own estimate of the fair value of the dissenter's Shares and amount of interest due and either demand payment of such estimate less any payment received, or reject the corporation's offer and demand payment of such estimate. A dissenter waives the right to demand payment in accordance with the previous sentence unless the dissenter notifies the Company of the dissenter's demand in writing within thirty days after the Company made or offered payment for the dissenter's Shares. If a demand payment remains unsettled, the Company must commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the Shares and accrued interest.

    If any holder of Shares fails to demand payment in accordance with Chapter 23B.13 of the WBCA, or effectively withdraws or waives his right to demand payment as provided in the WBCA, the Shares of such shareholder will be converted into the Merger Consideration in accordance with the Merger Agreement.

    The foregoing discussion is not a complete statement of law pertaining to dissenters' rights under the WBCA and is qualified in its entirety by the full text of Chapter 23B.13 of the WBCA.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY CHAPTER 23B.13 OF THE WBCA FOR DEMANDING PAYMENT MAY RESULT IN THE LOSS OF SUCH RIGHTS.

    RULE 14E-3. The Merger would have to comply with any applicable Federal law operative at the time of its consummation. Rule 13e-3 under the Exchange Act is applicable to certain "going private" transactions. Merger Sub does not believe that Rule 13e-3 will be applicable to the Merger unless the Merger is consummated more than one year after the termination of the Offer. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the Merger and the consideration offered to minority shareholders be filed with the SEC and disclosed to minority shareholders prior to consummation of the Merger.

    RIGHTS AGREEMENT. Set forth below is a summary description of the Rights as filed with the Company Registration Statement on Form S-4, dated April 18, 1994, as amended, relating to the Rights.

    Pursuant to the Amended and Restated Rights Agreement dated as of June 26, 1992, between the Company and First Chicago Trust Company of New York, as Rights Agent, as amended (the "Rights Agreement"), holders of shares of Common Stock currently hold rights to purchase shares of the Company's Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the "ATL Series A Preferred Shares") exercisable only in certain circumstances (the "Rights"). The Rights, which are represented by certificates for Common Stock, currently trade together with the Common Stock. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase one one-hundredth (1/100) of an ATL Series A Preferred Share at a price (the "Purchase Price") equal to four times the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market for each of the 10 trading days commencing on the sixth trading day following June 26, 1992.

    The ATL Series A Preferred Shares issuable upon exercise of the Rights will not be redeemable. Each ATL Series A Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.01 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock, if any. In the event of dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of ATL Series A Preferred Shares will be entitled to a minimum preferential payment of $.01 per share, but will be entitled to an aggregate preferential payment of 100 times the payment made per share of Common Stock. Each ATL Series A Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, business combination, consolidation or other transaction in which the Common Stock is exchanged, each ATL Series A Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. Because of the nature of the ATL Series A Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth (1/100) interest in an ATL Series A Preferred Share issuable upon exercise of each Right should approximate the value of one share of Common Stock. Customary antidilution provisions are designed to protect that relationship in the event of certain changes in the Common Stock and the ATL Series A Preferred Shares. The ATL Series A Preferred Shares are authorized to be issued in fractions that are an integral multiple of one one-hundredth (1/100) of an ATL Series A Preferred Share. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and, in lieu of fractional shares, the Company may utilize a depository arrangement as provided by the terms of the ATL Series A Preferred Shares and, in the case of fractions other than one one-hundredth (1/100) of an ATL Series A Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

    Until the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (such person or group being an "Acquired Person") and (ii) such date, if any, as may be designated by the Company's Board of Directors (the "Company Board") following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Stock that could result in the offeror becoming the beneficial owner of 15% or more of the outstanding Common Stock (the earlier of such dates, subject to certain exceptions, being the "Separation Date"), the Rights will be evidenced by certificates for Common

Stock registered in the names of the holders thereof (which certificates for Common Stock will also be deemed to be Right Certificates, as defined herein), not by separate Right Certificates. Therefore, until the Separation Date, the Rights will be transferred with and only with the Common Stock.

    As soon as practicable following the Separation Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Stock as of the close of business on the Separation Date (and to each initial record holder of certain Common Stock originally issued after the Separation Date), and such separate Right Certificates alone will thereafter evidence the Rights.

    The Rights are not exercisable until the Separation Date and will expire on June 30, 2002 (the "Rights Expiration Date"), unless earlier redeemed or canceled by the Company, as described below.

    The number of ATL Series A Preferred Shares or other securities issuable upon exercise of a Right, the Purchase Price, the Redemption Price (as defined herein) and the number of Rights associated with each outstanding share of Common Stock are all subject to adjustment by the Company Board in the event of any change in the Common Stock or the ATL Series A Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or ATL Series A Preferred Shares, as the case may be (other than the Rights or regular quarterly cash dividends), or otherwise.

    In the event a person becomes an Acquiring Person, the Rights will entitle each holder of a Right (other than those held by an Acquiring Person (or any affiliate or associate of such Acquiring Person)) to purchase, for the Purchase Price, that number of one one-hundredth (1/100) of an ATL Series A Preferred Share equivalent to the number of shares of ATL Common Stock that at the time of the transaction would have a market value of twice the Purchase Price. Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

    After there is an Acquiring Person, the Company Board may elect to exchange each Right (other than Rights that have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement, and without payment of the Purchase Price.

    In the event the Company is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to, a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation that at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to, an entity that is not a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be the Company that at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of shares of such entity that at the time of the transaction would have a book value of twice the Purchase Price, or (iii) if such entity has an affiliate that has publicly traded common shares, that number of common shares of such affiliate that at the time of the transaction would have a market value of twice the Purchase Price.

    At any time prior to the earlier of (i) such time as a person becomes an Acquiring Person and (ii) the Rights Expiration Date, the Company Board may redeem the Rights in whole, but not in part, at a price (in cash or Common Stock or other securities of the Company deemed by the Company Board to be at least equivalent in value) of $.01 per Right, subject to adjustment as provided in the Rights Agreement (the "Redemption Price"); provided, however, that for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Company Board in office at the commencement of such solicitation, the Rights may only be redeemed if (A) there are directors then in office who were in office at the commencement of such solicitation and
(B) the Company Board, with the concurrence of a majority of such directors then in office, determines that such redemption is, in its judgment, in the best interests of the Company and its shareholders. Immediately upon the action of the Company Board electing to redeem the Rights, the Company will make an announcement thereof, and, upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

    At any time prior to the Separation Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Separation Date would occur, the time during which the Rights may be redeemed or the terms of the ATL Series A Preferred Shares), except that no supplement or amendment shall be made that reduces the Redemption Price (other than pursuant to certain adjustments therein), provides for an earlier Rights Expiration Date or makes certain changes to the definition of Acquiring Person. However, for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Company Board in office at the commencement of such solicitation, the Rights Agreement may be supplemented or amended only if (A) there are directors then in office who were in office at the commence of such solicitation and (B) the Company Board, with the concurrence of a majority of such directors then in office, determines that such supplement or amendment is, in its judgment, in the best interests the Company and its shareholders.

    The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination approved by the Company Board since the Company Board may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all but not less than all the then outstanding Rights at the Redemption Price.

    Pursuant to the Merger Agreement, the Board of Directors of the Company, at its meeting on July 28, 1998, approved the Rights Amendment, and on July 29, 1998, the Rights Amendment was executed. The Rights Amendment amended the Rights Agreement to provide that the execution of the Merger Agreement or the commencement of the Offer or the consummation of the Merger or the other transactions contemplated thereby will not cause (i) either Parent or Merger Sub or any of their respective "affiliates" or "associates" (each as defined in the Rights Agreement) or any of their respective permitted assignees or transferees to be deemed an Acquiring Person (as defined in the Rights Agreement) (ii) a Distribution Date (as defined in the Rights Agreement) to occur or (iii) the Rights to separate from the Shares or otherwise become exercisable. The Merger Agreement further provides that the Company will take all necessary action with respect to all of the outstanding Rights, so that the Company, as of the time immediately prior to the purchase of any Shares by Parent or any of the Parent Companies (as defined in the Merger Agreement) pursuant to the Offer, will have no obligations under the Rights or the Rights Agreement and the holders will have no rights under the Rights or the Rights Agreement, in each case, other than the right to receive the redemption payment of $0.01 per Right in cash as provided in the Rights Agreement.

12. SOURCE AND AMOUNT OF FUNDS.

    Merger Sub estimates that the total amount of funds required to purchase all of the outstanding Shares (other than those already owned by Parent) pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately $800 million. Merger Sub will obtain these funds from

Royal Philips, either directly or indirectly, via other subsidiaries of Royal Philips, through loans, advances or capital contributions. It is currently anticipated that such funds will be generated internally by Royal Philips and its subsidiaries. No final decisions have been made, however, concerning the method Royal Philips will employ to obtain such funds. Such decisions, when made, will be based on Royal Philips' review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.

13. CERTAIN CONDITIONS OF THE OFFER.

    Notwithstanding any other provision of the Offer, but subject to the terms and conditions of the Merger Agreement (and provided that Merger Sub shall not be obligated to accept for payment any Shares until expiration or termination of all applicable waiting periods under the HSR Act and any applicable waiting periods relating to the antitrust or competition laws of Austria and Germany, in each case with respect to the Offer and/or the Merger (the "Regulatory Condition")), Merger Sub (x) shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and (y) may delay the acceptance for payment of or (subject to such rules and regulations, including Rule 14e-1(c)) payment for, any tendered Shares, in each case if a majority of the total Shares outstanding on a fully diluted basis and as will permit Merger Sub to effect the Merger without the vote of any person other than Merger Sub shall not have been properly and validly tendered pursuant to the Offer and not withdrawn prior to the expiration of the Offer (the "Minimum Condition"), or, if on or after July 29, 1998, and at or before the expiration of the Offer, any of the following events shall occur:

    (a)(i) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements (other than any immaterial covenants or agreements) under the Merger Agreement or (ii) any representation or warranty of the Company set forth in the Merger Agreement shall have been inaccurate when made or shall be inaccurate as of the expiration of the Offer, except in the case of clause (a)(ii) for such inaccuracies which, when taken together (in each case without regard to any qualifications as to materiality or a Material Adverse Effect contained in the applicable representations and warranties) would not reasonably be likely to have a Material Adverse Effect;

    (b) there shall be threatened, instituted or pending any action, litigation or proceeding (hereinafter, an "Action") by any Governmental Entity: (i) challenging the acquisition by Parent or Merger Sub of Shares or seeking to restrain or prohibit the consummation of the Offer or the Merger; (ii) seeking to prohibit or impose any material limitations on Parent's, Merger Sub's or any of their respective affiliates' ownership or operation of all or any material portion of the business or assets of the Company and its subsidiaries taken as a whole or the business or assets of any significant subsidiary of Royal Philips, or to compel Parent or Merger Sub to dispose of or hold separate all or any portion of Parent's or Merger Sub's or the Company's business or assets (including the business or assets of their respective affiliates and subsidiaries) as a result of the Offer or the Merger; (iii) seeking to impose material limitations on the ability of Parent or Merger Sub effectively to acquire or hold, or to exercise full rights of ownership of, the Shares including, without limitation, the right to vote the Shares purchased by them on an equal basis with all other Shares on all matters properly presented to the shareholders of the Company; or (iv) that, in any event, would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect;

    (c) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed to or become applicable to the Offer or the Merger, or any other action shall have been taken, proposed or threatened, by any court or other Governmental Entity, that is reasonably expected to result in any of the effects of, or have any of the consequences sought to be obtained or achieved in, any Action referred to in clauses (i) through (iv) of paragraph
(b) above;

    (d) any change or development shall have occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; or

    (e) the Merger Agreement shall have been terminated by the Company or Parent or Merger Sub in accordance with its terms;

    which, in the reasonable judgment of Parent and Merger Sub, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Merger Sub) giving rise to any such conditions, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

    The foregoing conditions may be asserted by Parent or Merger Sub regardless of the circumstances (including any action or inaction by Parent or Merger Sub) giving rise to such condition. The conditions described in paragraphs (a) through (e) above are for the sole benefit of Parent and Merger Sub and may be waived by Parent or Merger Sub, by express and specific action to that effect, in whole or in part at any time and from time to time in their sole discretion. The failure by Merger Sub at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances will not be deemed a waiver with respect to any other facts and circumstances, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.

    A public announcement will be made of a material change in, or waiver of, such conditions, and the Offer may, in certain circumstances, be extended in connection with any such change or waiver.

14. DIVIDENDS AND DISTRIBUTIONS.

    Pursuant to the terms of the Merger Agreement, the Company is prohibited from taking any of the actions described in the two succeeding paragraphs, and nothing herein shall constitute a waiver by Merger Sub or Parent of any of its rights under the Merger Agreement or a limitation of remedies available to Merger Sub or Parent for any breach of the Merger Agreement, including termination thereof.

    If, on or after the date of the Merger Agreement, the Company should (1) split, combine or otherwise change the Shares or its capitalization, (2) acquire currently outstanding Shares or otherwise cause a reduction in the number of outstanding Shares or (3) issue or sell additional Shares, shares of any other class of capital stock, other voting securities or any securities convertible into, or rights, warrants or options, to acquire any of the foregoing, other than Shares issued pursuant to the exercise of stock options outstanding as of the date of the Merger Agreement, then, subject to the provisions described in
Section 13 above and the terms and conditions of the Merger Agreement, Merger Sub, in its sole discretion, may make such adjustments as it deems appropriate in the Merger Consideration and other terms of the Offer, including, without limitation, the number or type of securities offered to be purchased.

    If, on or after the date of the Merger Agreement, the Company should declare or pay any cash dividend on the Shares or other distribution on the Shares, or issue with respect to the Shares any additional Shares, shares of any other class of capital stock other voting securities or any securities convertible into, or rights, warrants or options, conditional or otherwise, to acquire, any of the foregoing, payable or distributable to shareholders of record on a date prior to the transfer of the Shares purchased pursuant to the Offer to Merger Sub or its nominee or transferee on the Company's stock transfer records, then, subject to the provisions described in Section 13 above, (1) the offer price may, in the sole discretion of Merger Sub, be reduced by the amount of any such cash dividend or cash distribution and (2) the whole of any such noncash dividend, distribution or issuance to be received by the tendering shareholders will (a) be received and held by the tendering shareholders for the account of Merger Sub and will be required to be promptly remitted and transferred by each tendering shareholder to the Depositary for the account of Merger Sub, accompanied by appropriate documentation of transfer, or (b) at the direction of Merger Sub, be exercised for the benefit of Merger Sub, in which case the proceeds of such exercise will promptly be remitted to Merger Sub. Pending such remittance and subject to applicable law, Merger Sub will be entitled to all rights and privileges as owner of any such noncash dividend, distribution, issuance or proceeds and may withhold the entire offer price or deduct from the offer price the amount or value thereof, as determined by Merger Sub in its sole discretion.

15. CERTAIN LEGAL MATTERS.

    GENERAL. Except as otherwise disclosed herein, based upon an examination of publicly available filings with respect to the Company, Parent and Merger Sub are not aware of any licenses or other regulatory permits which appear to be material to the business of the Company and which might be adversely affected by the acquisition of Shares by Merger Sub pursuant to the Offer or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required for the acquisition or ownership of Shares by Merger Sub pursuant to the Offer. Should any such approval or other action be required, it is currently contemplated that such approval or action would be sought or taken. There can be no assurance that any such approval or action, if needed, would be obtained or, if obtained, that it will be obtained without substantial conditions or that adverse consequences might not result to the Company's or Parent's business or that certain parts of the Company's or Parent's business might not have to be disposed of in the event that such approvals were not obtained or such other actions were not taken, any of which could cause Merger Sub to elect to terminate the Offer without the purchase of the Shares thereunder. Merger Sub's obligation under the Offer to accept for payment and pay for Shares is subject to certain conditions. See Section 13.

    ANTITRUST COMPLIANCE. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission ("FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The acquisition of Shares by Merger Sub is subject to these requirements. See Section 2 of this Offer to Purchase as to the effect of the HSR Act on the timing of Merger Sub's obligation to accept Shares for payment.

    Pursuant to the HSR Act, Parent filed a Notification and Report Form with respect to the acquisition of Shares pursuant to the Offer and the Merger with the Antitrust Division and the FTC on August 3, 1998. Under the provisions of the HSR Act applicable to the purchase of Shares pursuant to the Offer, such purchases may not be made until the expiration of a 15-calendar day waiting period following the filing by Parent. Accordingly, the waiting period under the HSR Act will expire at 11:59 p.m., New York City time, on August 18, 1998, unless early termination of the waiting period is granted or Parent receives a request for additional information or documentary material prior thereto. If either the FTC or the Antitrust Division were to request additional information or documentary material from Parent, the waiting period would expire at 11:59 p.m., New York City time, on the tenth calendar day after the date of substantial compliance by Parent with such request unless the waiting period is sooner terminated by the FTC or the Antitrust Division. Thereafter, the waiting period could be extended only by agreement or by court order. See Section 2. Only one extension of such waiting period pursuant to a request for additional information is authorized by the rules promulgated under the HSR Act, except by agreement or by court order. Any such extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. See Section 4. Although the Company is required to file certain information and documentary material with the Antitrust Division and the FTC in connection with the Offer, neither the Company's failure to make such filings nor a request from the Antitrust Division or the FTC for additional information or documentary material made to the Company will extend the waiting period.

    The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of Shares by Merger Sub pursuant to the Offer. At any time before or after Merger Sub's purchase of Shares, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition of Shares pursuant to the Offer or seeking divestiture of Shares acquired by Merger Sub or the divestiture of substantial assets of Parent, the Company or any of their respective subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Offer on antitrust grounds will not be made or, if a challenge is made, what the result will be. See Section 13 of this Offer to Purchase for certain conditions to the Offer that could become applicable in the event of such a challenge.

    In addition, the antitrust and competition laws of certain other foreign jurisdictions require notification of the transaction and the observance of pre-consummation waiting periods. Under applicable law and regulation in Austria, transactions like the Offer must be notified to the Austrian Cartel Court and may not be implemented prior to clearance. The Cartel Court will issue a written confirmation permitting the implementation of the merger within four to six weeks of formal notification unless it commences an investigation that can take as long as five months. Under Austrian law, a transaction may be prohibited only if it is likely to create or strengthen a dominant position. Under applicable law and regulation in Germany, transactions like the Offer must be notified to the Bundeskartellamt (the "BKA"), and may not be implemented prior to clearance by the BKA. The BKA is obliged to decide within the one-month period following notification whether to clear the transaction or to start a second-stage investigation. Second-stage decisions must be rendered within four months from the date of notification. The four-month period may be extended with the consent of the notifying party. Under German law, a transaction may be prohibited only if it is likely that it will create or strengthen a dominant position.

    The Company and Merger Sub will cooperate in making the required pre-merger notification filings in Austria and Germany. It is possible that the Company and Merger Sub will make additional pre-merger notification filings as well. It is not expected that actions by the Austrian, German or other competition authorities will have any material impact on the timing of the Offer or its implementation.

    OTHER FOREIGN APPROVALS. The Company owns property or conducts business in various foreign countries and jurisdictions. In connection with the acquisition of the Shares pursuant to the Offer, the laws of certain of those foreign countries and jurisdictions may require the filing of information with, or the obtaining of the approval of, governmental authorities in such countries and jurisdictions, including the Regulatory Approvals. The governments in such countries and jurisdictions might attempt to impose additional conditions on the Company's operations conducted in such countries and jurisdictions as a result of the acquisition of the Shares pursuant to the Offer. There can be no assurance that Parent will be able to cause the Company or its subsidiaries to satisfy or comply with such laws or that compliance or non-compliance will not have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or impair Parent, Merger Sub or the Company or any of their respective affiliates, following consummation of the Offer or Merger, to conduct any material business or operations in any such countries. See Section 13.

    STATE TAKEOVER LAWS. A number of states have adopted laws and regulations applicable to offers to acquire securities of corporations which are incorporated in such states and/or which have substantial assets, shareholders, principal executive offices or principal places of business therein. In Edgar v. MITE Corporation, the Supreme Court of the United States held that the Illinois Business Takeover Statute, which made the takeover of certain corporations more difficult, imposed a substantial burden on interstate commerce and was therefore unconstitutional. In CTS Corporation v. Dynamics Corporation of America, the Supreme Court held that as a matter of corporate law, and in particular, those laws concerning corporate governance, a state may constitutionally disqualify an acquiror of "Control Shares" (ones representing ownership in excess of certain voting power thresholds e.g. 20%, 33% or 50%) of a corporation incorporated in its state and meeting certain other jurisdictional requirements from exercising voting power with respect to those shares without the approval of a majority of the disinterested shareholders.

    Chapter 23B.19 of the WBCA limits the ability of a Washington corporation to engage in certain business transactions with an "acquiring person" (defined, generally stated, as a person with 10% or more of the outstanding voting shares of the corporation) unless, among other things, the business transaction or the purchase of the shares in which the person became an acquiring person is approved prior to the time that the person became an acquiring person by a majority of the board of directors of the Washington corporation. The Company's Board of Directors has approved the Merger Agreement and the Merger

Sub's acquisition of Shares pursuant to the Offer and, therefore, Chapter 23B.19 of the WBCA is inapplicable to the Offer and the Merger. See Section 11.

    Based on information supplied by the Company, Merger Sub does not believe that any state takeover laws purport to apply to the Offer or the Merger. Neither Merger Sub nor Parent has currently complied with any state takeover statute or regulation. Merger Sub reserves the right to challenge the applicability or validity of any state law purportedly applicable to the Offer or the Merger and nothing in this Offer to Purchase or any action taken in connection with the Offer or the Merger is intended as a waiver of such right. If it is asserted that any state takeover statute is applicable to the Offer or the Merger and if an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer or the Merger, Merger Sub might be required to file certain information with, or to receive approvals from, the relevant state authorities, and Merger Sub might be unable to accept for payment or pay for Shares tendered pursuant to the Offer, or be delayed in consummating the Offer or the Merger. In such case, Merger Sub may not be obliged to accept for payment or pay for any Shares tendered pursuant to the Offer.

    If it is asserted that one or more state takeover laws applies to the Offer and it is not determined by an appropriate court that such act or acts do not apply or are invalid as applied to the Offer, Merger Sub might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, Merger Sub might be unable to accept for payment any Shares tendered pursuant to the Offer, or be delayed in consummating the Offer. In such case, Merger Sub may not be obligated to accept for payment any Shares tendered. See Section 13.

    EXON-FLORIO. Under Section 721 of Title VII of the United States Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 ("Exon-Florio"), the President of the United States is authorized to prohibit or suspend acquisitions, mergers or takeovers by foreign persons of persons engaged in interstate commerce in the United States if the President determines, after investigation, that such foreign persons in exercising control of such acquired persons might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate authority to protect national security. Pursuant to Exon-Florio, notice of an acquisition by a foreign person is to be made to the Committee on Foreign Investment in the United States ("CFIUS"), which is comprised of representatives of the Departments of the Treasury, State, Commerce, Defense and Justice, the Office of Management and Budget, the United States Trade Representative's Office and the Council of Economic Advisors and which has been selected by the President to administer Exon-Florio, either voluntarily by the parties to such proposed acquisition, merger or takeover or by any member of CFIUS.

    A determination that an investigation is called for must be made within 30 days after notification of a proposed acquisition, merger or takeover is first filed with CFIUS. Any such investigation must be completed within 45 days of such determination. Any decision by the President to take action must be announced within 15 days of the completion of the investigation. Although Exon-Florio does not require the filing of a notification, nor does it prohibit the consummation of an acquisition, merger or takeover if notification is not made, such an acquisition, merger or takeover thereafter remains indefinitely subject to divestment should the President subsequently determine that the national security of the United States has been threatened or impaired. Merger Sub does not believe that the Offer or the Merger threatens to impair the national security of the United States and does not intend to notify CFIUS of the proposed transaction.

16. FEES AND EXPENSES.

    Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is acting as Dealer Manager in connection with the Offer. Pursuant to an engagement letter, dated July 1, 1998 (the "Engagement Letter"), between Royal Philips and Merrill Lynch, Merrill Lynch has also been retained to act as financial advisor to Royal Philips in connection with the Offer and the Merger. Royal Philips has agreed to pay

Merrill Lynch in compensation for its services as Dealer Manager and as financial advisor in connection with the Offer and the Merger as follows: Royal Philips has agreed to pay Merrill Lynch a fee of $3,500,000 in the event that Royal Philips or one of its affiliates acquires at least 50.1% of the outstanding capital stock of the Company. The fees of $100,000 paid upon the date of the Engagement Letter and $650,000 paid upon the execution of the Merger Agreement will be credited towards the $3,500,000 fee. Royal Philips has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, incurred in connection with its services as financial advisor and Dealer Manager, and has agreed to indemnify Merrill Lynch and certain affiliated parties against certain liabilities and expenses in connection with the Offer and the Merger, including liabilities under the federal securities laws.

    Merger Sub has also retained D.F. King & Co., Inc. to act as the Information Agent in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners of Shares. The Information Agent will receive reasonable and customary compensation for such services, plus reimbursement of out-of-pocket expenses and Merger Sub will indemnify the Information Agent against certain liabilities and expenses in connection with the Offer, including liabilities under the federal securities laws.

    Merger Sub will pay the Depositary reasonable and customary compensation for its services in connection with the Offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Depositary against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by Merger Sub for customary mailing and handling expenses incurred by them in forwarding material to their customers.

17. MISCELLANEOUS.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Merger Sub may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

    Neither Merger Sub nor Parent is aware of any jurisdiction in which the making of the Offer or the acceptance of Shares in connection therewith would not be in compliance with the laws of such jurisdiction.

    Merger Sub and Parent have filed with the SEC a Statement on Schedule l4D-1 pursuant to Rule l4d-3 of the General Rules and Regulations under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. Such Statement and any amendments thereto, including exhibits, may be examined and copies may be obtained from the principal office of the SEC in Washington, D.C. in the manner set forth in
Section 8.

    No person has been authorized to give any information or make any representation on behalf of Parent or Merger Sub not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

                                                       PHILIPS ACQUISITION, INC.

August 4, 1998

                                   SCHEDULE A
            DIRECTORS AND EXECUTIVE OFFICERS OF KONINKLIJKE PHILIPS
                  ELECTRONICS N.V. (ROYAL PHILIPS ELECTRONICS)

                                                                   PRESENT PRINCIPAL
                                                               OCCUPATION OR EMPLOYMENT
     NAME AND BUSINESS                                         AND FIVE-YEAR EMPLOYMENT
          ADDRESS                      OFFICE(S)                        HISTORY                  CITIZENSHIP
----------------------------  ----------------------------  -------------------------------  --------------------
Cor Boonstra                  President; Chairman of the    President, Chairman of the       The Netherlands
Groenewoudseweg 1             Board of Management and       Board of Management and the
5621 BA Eindhoven,            Group Management Committee    Group Management Committee of
The Netherlands                                             Royal Philips Electronics.
                                                            Prior to 1993, President and
                                                            Chief Operating Officer of Sara
                                                            Lee Corporation. Chairman of
                                                            Philips Lighting Division from
                                                            1994 until 1995. Member of the
                                                            Supervisory Board of PolyGram
                                                            N.V., Sara Lee DE N.V., Hunter
                                                            Douglas International N.V.,
                                                            Technical University Eindhoven.

Dudley G. Eustace             Executive Vice- President;    Executive Vice-President, Vice   United Kingdom and
Groenewoudseweg 1             Vice- Chairman of the Board   Chairman of the Board of         Canada
5621 BA Eindhoven,            of Management and the Group   Management and the Group
The Netherlands               Management Committee          Management Committee of Royal
                                                            Philips Electronics. Prior to
                                                            1997, Chief Financial Officer
                                                            of Royal Philips Electronics.

Jan H.M. Hommen               Executive Vice- President;    Executive Vice-President,        The Netherlands
Groenewoudseweg 1             Member of the Board of        Member of the Board of
5621 BA Eindhoven,            Management and the Group      Management and the Group
The Netherlands               Management Committee; Chief   Management Committee and Chief
                              Financial Officer             Financial Officer of Royal
                                                            Philips Electronics. Prior to
                                                            1997, Chief Financial Officer
                                                            of Alcoa International Holdings
                                                            Co. Member of the Supervisory
                                                            Board of PolyGram N.V. since
                                                            1997.

                                                                   PRESENT PRINCIPAL
                                                               OCCUPATION OR EMPLOYMENT
     NAME AND BUSINESS                                         AND FIVE-YEAR EMPLOYMENT
          ADDRESS                      OFFICE(S)                        HISTORY                  CITIZENSHIP
----------------------------  ----------------------------  -------------------------------  --------------------
Adri Baan                     Executive Vice- President;    Executive Vice-President,        The Netherlands
Groenewoudseweg 1             Member of the Board of        Member of the Board of
5621 BA Eindhoven,            Management and the Group      Management and the Group
The Netherlands               Management Committee          Management Committee of Royal
                                                            Philips Electronics and, until
                                                            1998, Chairman of the Philips
                                                            Business Electronics Division
                                                            of Royal Philips Electronics.

Doug J. Dunn                  Executive Vice- President;    Executive Vice-President,        United Kingdom
Groenewoudseweg 1             Member of the Board of        Member of the Board of
5621 BA Eindhoven,            Management and the Group      Management and of the Group
The Netherlands               Management Committee;         Management Committee and
                              Chairman of the Consumer      Chairman of the Consumer
                              Electronics Division          Electronics Division of Royal
                                                            Philips Electronics. Chairman
                                                            of Philips Lighting Division
                                                            from 1993 to 1996. Member of
                                                            Supervisory Board of ASM
                                                            Lithography Holding N.V. from
                                                            1995 until 1997.

Y.C. Lo                       Executive Vice- President;    Executive Vice-President,        Republic of China
Groenewoudseweg 1             Member of the Board of        Member of the Board of
5621 BA Eindhoven,            Management and the Group      Management, Member of the Group
The Netherlands               Management Committee;         Management Committee and
                              Chairman of the Components    Chairman of the Components
                              Division                      Division of Royal Philips
                                                            Electronics. Prior to 1996,
                                                            Chairman of the Board of
                                                            Directors of Philips Taiwan Ltd
                                                            and Member of the Board of
                                                            Directors of Taiwan
                                                            Semiconductor Manufacturing
                                                            Company Ltd.

                                                                   PRESENT PRINCIPAL
                                                               OCCUPATION OR EMPLOYMENT
     NAME AND BUSINESS                                         AND FIVE-YEAR EMPLOYMENT
          ADDRESS                      OFFICE(S)                        HISTORY                  CITIZENSHIP
----------------------------  ----------------------------  -------------------------------  --------------------
Arthur P.M. van               Executive Vice- President;    Executive Vice-President,        The Netherlands
der Poel                      Member of the Board of        Member of the Board of
Groenewoudseweg 1             Management and the Group      Management, Member of the Group
5621 BA Eindhoven,            Management Committee;         Management Committee and
The Netherlands               Chairman of the               Chairman of the Semiconductors
                              Semiconductors Division       Division of Royal Philips
                                                            Electronics. Member of Philips
                                                            Semiconductors Division.

John W. Whybrow               Executive Vice- President;    Executive Vice-President,        United Kingdom
Groenewoudseweg 1             Member of the Board of        Member of the Board of
5621 BA Eindhoven,            Management and the Group      Management, Member of the Group
The Netherlands               Management Committee;         Management Committee and
                              Chairman of the Lighting      Chairman of the Lighting
                              Division                      Division of Royal Philips
                                                            Electronics. Since 1997,
                                                            Director of Wolseley PLC and
                                                            Chairman Lumiled Lighting B.V.

R. Pieper                     Executive Vice- President;    Executive Vice-President,        The Netherlands
Groenewoudseweg 1             Member of the Board of        Member of the Board of
5621 BA Eindhoven,            Management and the Group      Management and Member of the
The Netherlands               Management Committee          Group Management Committee.
                                                            Chief Executive Office of
                                                            Tandem Computers from 1996 to
                                                            1997 and Chief Executive
                                                            Officer of Ungermaan-Bass from
                                                            1993 to 1995.

Michael P. Moakley*     Member of the Group     Member of the Group        United States
1251 Avenue of the      Management Committee;   Management Committee of
Americas New York, NY   President and Chief     Royal Philips
10020                   Executive Officer of    Electronics. President
                        Philips Electronics     and Chief Executive
                        North America           Officer of Philips Elec-
                        Corporation             tronics North America
                                                Corporation. From 1989 to
                                                1997, President and CEO
                                                of Philips Medical
                                                Systems.

------------------------

* Purchased 2,000 Shares, or less than 0.1% of the outstanding Shares, on October 20, 1995.

                                                    PRESENT PRINCIPAL
                                                OCCUPATION OR EMPLOYMENT
  NAME AND BUSINESS                             AND FIVE-YEAR EMPLOYMENT
       ADDRESS                OFFICE(S)                  HISTORY             CITIZENSHIP
----------------------  ----------------------  -------------------------  ----------------
Ad H.A. Veenhof               Member of the Group           Member of the Group Management   The Netherlands
Groenewoudseweg 1             Management Committee;         Committee, Chairman of the
5621 BA Eindhoven,            Chairman of the Domestic      Domestic Appliances and
The Netherlands               Appliances and Personal Care  Personal Care Division of Royal
                              Division                      Philips Electronics. Prior to
                                                            1996, Member of Management of
                                                            Philips Consumer Electronics.

Kees Bulthuis                 Member of the Group           Member of the Group Management   The Netherlands
Groenewoudseweg 1             Management Committee; Senior  Committee and Senior Managing
5621 BA Eindhoven,            Managing Director of          Director of Corporate Research
The Netherlands               Corporate Research            of Royal Philips Electronics.

J. M. Barella                 Member of the Group           Member of the Group Management   The Netherlands
Groenewoudseweg 1             Management Committee;         Committee of Royal Philips
5621 BA Eindhoven,            Chairman of the Medical       Electronics. Chairman and
The Netherlands               Systems Division              Member of the Management
                                                            Committee of the Medical
                                                            Systems Division of Royal
                                                            Philips Electronics.

A.B. Bok                      Member of the Group           Member of the Group Management   The Netherlands
Groenewoudseweg 1             Management Committee;         Committee and Chairman of the
5621 BA Eindhoven,            Chairman of the Business      Business Electronics Committee
The Netherlands               Electronics Division          of Royal Philips Electronics.
                                                            Prior to April 1998, Chairman
                                                            of the Philips Industrial
                                                            Electronics Division.

J.P. Oosterveld               Member of the Group           Member of the Group Management   The Netherlands
Groenewoudseweg 1             Management Committee; Senior  Committe and Senior Director of
5621 BA Eindhoven,            Director of Corporate         Corporate Strategy of Royal
The Netherlands               Strategy                      Philips Electronics. Prior to
                                                            1997, Management of Philips Key
                                                            Modules.

                                                                   PRESENT PRINCIPAL
                                                               OCCUPATION OR EMPLOYMENT
     NAME AND BUSINESS                                         AND FIVE-YEAR EMPLOYMENT
          ADDRESS                      OFFICE(S)                        HISTORY                  CITIZENSHIP
----------------------------  ----------------------------  -------------------------------  --------------------
A. Westerlaken                Member of the Group           Member of the Group Management   The Netherlands
Groenewoudseweg 1             Management Committee;         Committee, General Secretary,
5621 BA Eindhoven,            General Secretary; Chief      Chief Legal Officer and
The Netherlands               Legal Officer; Secretary to   Secretary to the Board of
                              the Board of Management       Management of Royal Philips
                                                            Electronics. Since 1995, Mem-
                                                            ber of the Supervisory Board of
                                                            ASM Lithography Holding N.V.
                                                            From 1990 to 1994, Chief Legal
                                                            Officer of DAF N.V.

N.J. Bruijel                  Member of the Group           Member of the Group Management   The Netherlands
Groenewoudseweg 1             Management Committee          Committee responsible for
5621 BA Eindhoven,            responsible for Corporate     Corporate Human Resources
The Netherlands               Human Resources Management    Management of Royal Philips
                                                            Electronics. Prior to July
                                                            1998, General Management of
                                                            Philips Japan. Prior to 1996,
                                                            Management of Philips Lighting
                                                            Division.

F.A. Maljers                  Member of the Supervisory     Retired. Member of the           The Netherlands
Groenewoudseweg 1             Board                         Supervisory Board of Royal
5621 BA Eindhoven,                                          Philips Electronics since 1993.
The Netherlands                                             Prior to 1994, Chairman and
                                                            Chief Executive Officer of
                                                            Unilever N.V. Currently,
                                                            Vice-Chairman of the
                                                            Supervisory Board of KLM Royal
                                                            Dutch Airlines, Member of the
                                                            Supervisory Board of SHV
                                                            Holdings N.V., Non-Executive
                                                            Director of Amoco Petroleum and
                                                            Diageo PLC, Member of the
                                                            Advisory Committee of KPMG
                                                            Holding N.V. and Professor of
                                                            Strategic Management at Erasmus
                                                            University Rotterdam.

                                                                   PRESENT PRINCIPAL
                                                               OCCUPATION OR EMPLOYMENT
     NAME AND BUSINESS                                         AND FIVE-YEAR EMPLOYMENT
          ADDRESS                      OFFICE(S)                        HISTORY                  CITIZENSHIP
----------------------------  ----------------------------  -------------------------------  --------------------
A. Leysen                     Member of the Supervisory     Retired. Member of the           Belgium
Groenewoudseweg 1             Board                         Supervisory Board of Royal
5621 BA Eindhoven,                                          Philips Electronics since 1983.
The Netherlands                                             Chairman of the Supervisory
                                                            Boards of Agfa-Gevaert Group,
                                                            Gevaert N.V., Hapag-Lloyd AG
                                                            (from 1990 to 1997) and SHV
                                                            Holdings N.V. Prior to 1998,
                                                            Vice-Chairman of the
                                                            Supervisory Board of BMW AG.
                                                            Currently, Member of the
                                                            Supervisory Boards of Bayer AG,
                                                            VEBA AG, Deutsche Telekom AG.

W. Hilger                     Member of the Supervisory     Retired. Member of the           Germany
Groenewoudseweg 1             Board                         Supervisory Board of Royal
5621 BA Eindhoven,                                          Philips Electronics since 1990.
The Netherlands                                             Prior to 1994, Chairman of the
                                                            Board of Management of Hoechst
                                                            A.G. Currently, Member of the
                                                            Supervisory Boards of Dresdner
                                                            Bank A.G., Mannesmann AG,
                                                            Alusuisse Lonza, Huls AG, IBM
                                                            Deutschland GmbH; Chairman of
                                                            the Supervisory Boards of
                                                            Victoria Versicherung AG and
                                                            Victoria Lebensversicherung AG.

L.C. van Wachem               Member of the Supervisory     Retired. Member of the           The Netherlands
Groenewoudseweg 1             Board                         Supervisory Board of Royal
5621 BA Eindhoven,                                          Philips Electronics since 1993.
The Netherlands                                             Member of the Supervisory
                                                            Boards of N.V. Koninklijke
                                                            Nederlandsche Petroleum
                                                            Maatschappij, ABB Asea Brown
                                                            Boveri Ltd., Akzo Nobel N.V.,
                                                            Bayer AG, BMW AG, and Zurich
                                                            Versicherungs-Gruppe; Member of
                                                            the Board of Directors of IBM
                                                            Corporation, ATCO Ltd, and
                                                            Credit Suisse Holding.

                                                                   PRESENT PRINCIPAL
                                                               OCCUPATION OR EMPLOYMENT
     NAME AND BUSINESS                                         AND FIVE-YEAR EMPLOYMENT
          ADDRESS                      OFFICE(S)                        HISTORY                  CITIZENSHIP
----------------------------  ----------------------------  -------------------------------  --------------------
C.J. Oort                     Member of the Supervisory     Retired. Member of the           The Netherlands
Groenewoudseweg 1             Board                         Supervisory Board of Royal
5621 BA Eindhoven,                                          Philips Electronics since 1995.
The Netherlands                                             Chairman of the Supervisory
                                                            Boards of Royal Dutch Airlines
                                                            KLM and the Robeco group;
                                                            Member of the Supervisory
                                                            Boards of KPN Koninklijke PTT
                                                            Nederland (KPN and TPG since
                                                            June 26, 1998), Northern
                                                            Telecom International Finance,
                                                            BCE Telecom International
                                                            Holdings, BCE Tele-Direct
                                                            Publications International,
                                                            Hoogenbosch Retail Group;
                                                            Member of the Board of
                                                            Stichting HBG, Stichting
                                                            Koninklijke Nedlloyd, Stichting
                                                            Koninklijke van Ommeren;
                                                            Advisory Board Member of Price
                                                            Waterhouse (the Netherlands).
                                                            Prior to 1995, Professor of
                                                            Economics, University of
                                                            Maastricht.

L. Schweitzer                 Member of the Supervisory     Member of the Supervisory Board  France
34 Quai du Point              Board                         of Royal Philips Electronics
du Jour                                                     since 1997. Chairman and Chief
BP 103 92109                                                Executive Officer of La Regie
Boulogne Bilancourt                                         Nationale des Usines Renault;
Cedex, France                                               Member of the Boards of
                                                            Pechiney, Banque Nationale de
                                                            Paris, Credit National, and
                                                            I.F.R.I.

          DIRECTORS AND EXECUTIVE OFFICERS OF PHILIPS HOLDING USA INC.

                                                                PRESENT PRINCIPAL OCCUPATION OR
      NAME AND BUSINESS                                            EMPLOYMENT AND FIVE-YEAR
           ADDRESS                        OFFICE(S)                   EMPLOYMENT HISTORY           CITIZENSHIP
------------------------------  ------------------------------  -------------------------------  ---------------
Sir Richard Greenbury           Member of the Supervisory       Member of the Supervisory Board  United Kingdom
Michael House                   Board                           of Royal Philips Electronics
47 Bakerstreet                                                  since 1998. Chairman and Chief
London W1A 1DN,                                                 Executive of Marks & Spencer
United Kingdom                                                  plc; Non-Executive Director of
                                                                Lloyds TSB Bank from 1992 to
                                                                1997, ICI from 1992 to 1993,
                                                                and Zeneca.

W. de Kleuver                   Member of the Supervisory       Retired. Prior to August 1,      The Netherlands
Groenewoudseweg 1               Board                           1998, Executive Vice- President,
5621 BA Eindhoven,                                              Member of the Board of
The Netherlands                                                 Management and Group Management
                                                                Committee of Royal Philips
                                                                Electronics. Prior to 1996,
                                                                Chairman of the Philips
                                                                Components Division.

Michael P. Moakley*             Chairman of the Board;          President and Chief Executive    United States
1251 Avenue of the Americas     President                       Officer of Philips Electronics
New York, NY 10020                                              North America Corporation since
                                                                March, 1996. Prior to that
                                                                time, President and Chief
                                                                Executive Officer of Philips
                                                                Medical Systems.

William E. Curran               Senior Vice President --        Senior Vice President and Chief  United States
1251 Avenue of the Americas     Finance; Treasurer              Financial Officer of Philips
New York, NY 10020                                              Electronics North America
                                                                Corporation since February,
                                                                1996. Prior to that time, Vice
                                                                President, Chief Operating
                                                                Officer and Chief Financial
                                                                Officer of Philips Medical
                                                                Systems.

Samuel J. Rozel                 Senior Vice-President;          Senior Vice President, General   United States
1251 Avenue of the Americas     Secretary                       Counsel, Secretary and Director
New York, NY 10020                                              of Philips Electronics North
                                                                America Corporation since 1989.

Paul S. Friedlander             Assistant Secretary             Vice-President, Tax and Customs  United States
1251 Avenue of the Americas                                     Administration of Philips
New York, NY 10020                                              Electronics North America
                                                                Corporation.

------------------------

*   See previous footnote.

            DIRECTORS AND EXECUTIVE OFFICERS OF PHILIPS ELECTRONICS
                           NORTH AMERICA CORPORATION

                                                                PRESENT PRINCIPAL OCCUPATION OR
      NAME AND BUSINESS                                            EMPLOYMENT AND FIVE-YEAR
           ADDRESS                        OFFICE(S)                   EMPLOYMENT HISTORY           CITIZENSHIP
------------------------------  ------------------------------  -------------------------------  ---------------
Michael P. Moakley*             President; Chief Executive      President and Chief Executive    United States
1251 Avenue of the Americas     Officer; Director               Officer of Philips Electronics
New York, NY 10020                                              North America Corporation since
                                                                March, 1996. Prior to that
                                                                time. President and Chief
                                                                Executive Officer of Philips
                                                                Medical Systems.

William E. Curran               Senior Vice-President; Chief    Senior Vice President and        United States
1251 Avenue of the Americas     Financial Officer; Director     Financial Officer of Philips
New York, NY 10020                                              Electronics North America
                                                                Corporation since Feburary,
                                                                1996. Prior to that time, Vice
                                                                President, Chief Operating
                                                                Officer and Chief Financial
                                                                Officer of Philips Medical
                                                                Systems.

Samuel J. Rozel                 Senior Vice-President;          Senior Vice President, General   United States
1251 Avenue of the Americas     Secretary; General              Counsel, Secretary and Director
New York, NY 10020                                              of Philips Electronics North
                                                                America Corporation since 1989.

William A. Enser                Senior Vice-President,          Senior Vice-President, Business  United States
1251 Avenue of the Americas     Business Development and        Development and Process
New York, NY 10020              Process Improvement             Improvement of Philips
                                                                Electronics North America
                                                                Corporation. Prior to January
                                                                1998, President of Philips
                                                                Electronic Instruments Company,
                                                                a division of Philips
                                                                Electronic North America
                                                                Corporation.

Robert F. Matthews              Senior Vice-President, Human    Senior Vice-President, Human     United States
1251 Avenue of the Americas     Resources                       Resources of Philips
New York, NY 10020                                              Electronics Corporation of
                                                                North America. Prior to July
                                                                1994, Manager, Financial
                                                                Leadership Development and
                                                                Human Resources General
                                                                Electric Company.

------------------------

*   See previous footnote.

         DIRECTORS AND EXECUTIVE OFFICERS OF PHILIPS ACQUISITION, INC.

                                                                PRESENT PRINCIPAL OCCUPATION OR
      NAME AND BUSINESS                                            EMPLOYMENT AND FIVE-YEAR
           ADDRESS                        OFFICE(S)                   EMPLOYMENT HISTORY           CITIZENSHIP
------------------------------  ------------------------------  -------------------------------  ---------------
William E. Curran               President; Chief Executive      Senior Vice President and Chief  United States
1251 Avenue of the Americas     Officer; Director               Financial Officer of Philips
New York, NY 10020                                              Electronics North America
                                                                Corporation since February,
                                                                1996. Prior to that time, Vice
                                                                President, Chief Operating
                                                                Officer and Chief Financial
                                                                Officer of Philips Medical
                                                                Systems.

Michael P. Moakley*             Vice President; Treasurer;      President and Chief Executive    United States
1251 Avenue of the Americas     Assistant Secretary; Director   Officer of Philips Electronics
New York, NY 10020                                              North America Corporation since
                                                                March, 1996. Prior to that
                                                                time, President and Chief
                                                                Executive Officer of Philips
                                                                Medical Systems.

Samuel J. Rozel                 Vice-President; Secretary;      Senior Vice President, General   United States
1251 Avenue of the Americas     Assistant Treasurer; Director   Counsel, Secretary and Director
New York, NY 10020                                              of Philips Electronics North
                                                                America Corporation since 1989.

------------------------

*   See previous footnote.

                                  [Back Cover]

    Facsimile copies of the Letter of Transmittal, properly completed and duly signed, will be accepted. The Letter of Transmittal, certificates for Shares and any other required documents should be sent by each shareholder of the Company or such shareholder's broker-dealer, commercial bank, trust company or other nominee to the Depositary at one of the addresses set forth below:

                        THE DEPOSITARY FOR THE OFFER IS:

                                 CITIBANK, N.A.

          BY HAND:                       BY MAIL:                 BY OVERNIGHT COURIER:
       CITIBANK, N.A.                 CITIBANK--WWSS                  CITIBANK-WWSS
   Corporate Trust Window            c/o Citicorp Data              c/o Citicorp Data
 111 Wall Street, 5th Floor         Distribution, Inc.             Distribution, Inc.
  New York, New York 10043             P.O. Box 7073                 400 Sette Drive
                                 Paramus, New Jersey 07653      Paramus, New Jersey 07652

          BY FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):

                                 (201) 262-3240

                CONFIRM RECEIPT OF FACSIMILE BY TELEPHONE ONLY:

                                 (800) 422-2077

    Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                             D. F. KING & CO., INC.

                                77 Water Street
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                   ALL OTHERS CALL TOLL FREE: (800) 769-7666

                      THE DEALER MANAGER FOR THE OFFER IS:

                              MERRILL LYNCH & CO.

                             World Financial Center
                                  North Tower
                         New York, New York 10281-1305
                         (212) 449-8971 (Call Collect)